PRICING SUPPLEMENT† (TO PROSPECTUS DATED MARCH 31, 2015)	Registration Statement Nos. 333-203157 and 333-203157-01 Rule 424(b)(5)

The Royal Bank of Scotland plc
RBS NotesSM
fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc

2,235,000 ETNs*
RBS Gold Trendpilot™ Exchange Traded Notes

General
•
The RBS Gold TrendpilotTM Exchange Traded Notes (the “ETNs”) (NYSE Arca: “TBAR”) are designed for investors who seek exposure to the RBS Gold TrendpilotTM Index (USD), an index that utilizes a systematic trend-following strategy to provide exposure to either the Price of Gold Bullion (determined as described below) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction, depending on the relative performance of the Price of Gold Bullion on a simple historical moving average basis.  The ETNs do not pay interest, and investors should be willing to lose up to 100% of their investment if the RBS Gold TrendpilotTM Index (USD) declines or does not increase in an amount sufficient to offset the investor fee.

•
The ETNs are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc, maturing February 15, 2041, and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.  Any payment on the ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the ETNs, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

•
The denomination and stated face amount of each ETN is $25.00.  Any ETNs issued in the future may be issued at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time.

•
The initial offering of ETNs issued by The Royal Bank of Scotland N.V. (“RBS N.V.”) priced on February 17, 2011 (the “inception date”) and settled on February 23, 2011 (the “initial settlement date”).  RBS N.V. issued, offered, and sold the ETNs from the initial settlement date to December 7, 2012, after which date The Royal Bank of Scotland plc assumed the obligations of RBS N.V. under the ETNs and became the issuer of the ETNs (See “Specific Terms of the ETNs” below).

•	Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).
Key Terms
Issuer:	The Royal Bank of Scotland plc (“RBS plc”)
Guarantor:	The Royal Bank of Scotland Group plc (“RBSG”)
Inception Date:	February 17, 2011
Initial Settlement Date:	February 23, 2011
Maturity Date:	February 15, 2041, subject to postponement if such day is not a business day or if the final valuation date is postponed.
Final Valuation Date:	February 12, 2041, subject to postponement as described below.
Index:
The return on the ETNs will be based on the performance of the RBS Gold TrendpilotTM Index (USD) (the “Index”) during the term of the ETNs.  The Index was created by The Royal Bank of Scotland plc (the “Index Sponsor”), and is calculated by S&P Opco, LLC, a subsidiary of S&P Dow Jones Indices LLC (referred to herein as “S&P Dow Jones Indices” or the “Index calculation agent”). The level of the Index is reported on Bloomberg under the ticker symbol “TPGLDUT <Index>.”  The Index provides exposure to either the Price of Gold Bullion or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate”), depending on the relative performance of the Price of Gold Bullion on a simple historical moving average basis.  If the Price of Gold Bullion is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Price of Gold Bullion and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the Price of Gold Bullion is below its historical 200-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Price of Gold Bullion until two Index business days after the next positive trend occurs.  As of the date of this pricing supplement, the Index tracks the Cash Rate.  For more information, see “The Index” in this pricing supplement.

Price of Gold Bullion:
The Price of Gold Bullion on any given day means the spot price of physical gold, as measured by the afternoon gold fixing price (also known as the “London Gold P.M. Fixing Price”) per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and published by the LBMA, on such day.  The Price of Gold Bullion is also published on Bloomberg page “GOLDLNPM Index.”

Payment at Maturity:
If your ETNs have not previously been repurchased or redeemed by the issuer, at maturity you will receive a cash payment equal to the daily redemption value of your ETNs on the final valuation date (subject to postponement if the final valuation date is not a trading day or a market disruption event exists on the final valuation date).

Daily Redemption Value:
We refer to the amount per ETN you will be entitled to receive upon any early repurchase or redemption as the daily redemption value.  The daily redemption value reflects the performance of the Index from the immediately preceding valuation date to the close of trading on the applicable valuation date, reduced by the investor fee on such trading day.  The daily redemption value as of the inception date is equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN is equal to (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor on such valuation date, multiplied by (c) the fee factor on such valuation date. RBS Securities Inc. (the “calculation agent”) will determine the daily redemption value on each valuation date. The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “TBAR.NV.”

Index Factor:
The index factor on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.  For purposes of calculating the intraday indicative value, the index factor will be determined as described above using the intraday level of the Index.

Fee Factor/Investor Fee:
The fee factor on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is the product of (a) the annual investor fee and (b) the day-count fraction.

Annual Investor Fee:
The annual investor fee will be equal to (a) 1.00% per annum when the Index is tracking the Price of Gold Bullion and (b) 0.50% per annum when the Index is not tracking the Price of Gold Bullion, and instead, is tracking the Cash Rate.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs will be reduced by the aggregate investor fee applicable to your ETNs. As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption. If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

 (key terms continued on next page)
† This pricing supplement amends, restates and supersedes the pricing supplements dated February 17, 2011, April 28, 2011, March 23, 2012, December 10, 2012 and July 2, 2013 in their entirety.  We refer to this amended and restated pricing supplement as the “pricing supplement.”
The ETNs involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on PS-18 of this pricing supplement.
The ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved the ETNs, or determined if this pricing supplement or the prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.
* The agent for this offering, RBS Securities Inc. (“RBSSI”), is our affiliate.  $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) was issued by the issuer on the initial settlement date to be sold through RBSSI.  These ETNs and additional ETNs may be offered and sold from time to time by or through RBSSI and one or more dealers at a price that is higher or lower than the $25.00 stated face amount, based on the indicative value of the ETNs at that time.  RBS N.V. received proceeds equal to 100% of the offering price of the ETNs issued and sold from the inception date to but not including the date of this pricing supplement.  RBS plc will receive proceeds equal to 100% of the offering price of the ETNs issued and sold from and after the date of this pricing supplement.  We have entered into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the ETNs. The actual amount received by Pacer in a given year will depend on, among other things, the daily redemption value of ETNs then outstanding and the number and value of any other then-outstanding securities issued by the issuer or its affiliates and marketed by Pacer.
In exchange for providing certain services relating to the distribution of the ETNs, RBSSI, a member of the Financial Industry Regulatory Authority (“FINRA”), may receive all or a portion of the investor fee.  See “Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

April 1, 2015	RBS Securities Inc.

(key terms continued from previous page)

Intraday “Indicative Value”:
The intraday “indicative value” is meant to approximate the economic value of the ETNs at any given time during a trading day. It is calculated using the same formula as the daily redemption value, except that instead of using the closing levels of the Index, the calculation is based on the intraday level of the Index at the particular time. The intraday indicative value, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds via NYSE Arca under the symbol “TBAR.IV.”

The intraday indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The intraday indicative value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative value.

Investors can compare the trading price of the ETNs against the intraday indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the intraday indicative value at any time could lead to the loss of any premium in the event the investor sells the ETNs when the premium is no longer present in the marketplace or when the ETNs are repurchased by us. It is also possible that the ETNs will trade in the secondary market at a discount below the intraday indicative value and that investors would receive less than the intraday indicative value if they had to sell their ETNs in the market at such time.

Day-Count Fraction:
On each valuation date, the day-count fraction is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

Index Closing Level:
The Index closing level on any valuation date will be the official closing level of the Index with respect to such valuation date reported on Bloomberg page “TPGLDUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such valuation date as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “Specific Terms of the ETNs—Discontinuation or Modification of the Index.”

Repurchase of the ETNs at Your Option:
Subject to the requirements described below, on any business day from, and including, the initial settlement date to, and including, February 7, 2041, you may offer the applicable minimum repurchase amount or more of your ETNs to RBS plc for repurchase.  The minimum repurchase amount will be equal to 20,000 ETNs for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  The trading day immediately following the date you offer your ETNs for repurchase will be the valuation date applicable to such repurchase.  If you elect to offer your ETNs for repurchase, and the requirements for acceptance by RBS plc are met, you will receive a cash payment on the applicable repurchase date in an amount equal to the daily redemption value on the relevant valuation date, calculated in the manner described herein.

Because the daily redemption value you will receive for each ETN will not be calculated and published until the close of trading on the trading day immediately following the date you offer your ETNs for repurchase, you will not know the applicable daily redemption value at the time you exercise your repurchase right and you will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the applicable daily redemption value is determined.

Redemption of the ETNs at Our Option:
We will have the right to redeem, in our sole discretion, the ETNs in whole, but not in part, on any business day from, and including, the initial settlement date to, and including, February 13, 2041.  The trading day immediately following the date on which we deliver the irrevocable redemption notice will be the valuation date applicable to such redemption.  Upon any such redemption, you will receive a cash payment on the applicable redemption date in an amount equal to the daily redemption value on the relevant valuation date.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is February 6, 2041.

Pursuant to the implementation of the RBS Retail Investor Products Exit Plan, the likelihood that we will redeem the ETNs prior to the maturity has increased.  See “Recent Developments” and “Risk Factors – We may redeem your ETNs at our option” below for more information.

Repurchase Mechanics:
To offer your ETNs for repurchase, you and your broker must deliver an irrevocable offer for repurchase and confirmation of repurchase to RBS plc and follow the procedures set forth under “Specific Terms of the ETNs—Repurchase at Your Option.” If your offer for repurchase is received by e-mail after 4:00 p.m. or if your signed confirmation of repurchase is received by fax after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  If you otherwise fail to comply with these procedures, your offer will be deemed ineffective and RBS plc will not be obligated to repurchase your ETNs.  Unless the scheduled repurchase date is postponed as described herein, the final day on which RBS plc will repurchase your ETNs will be February 13, 2041.  You must offer your ETNs for repurchase no later than February 7, 2041 in order to have your ETNs repurchased on February 13, 2041.

Valuation Date:
Each business day from and including the inception date to and including the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as provided in this pricing supplement.

Repurchase Date:
The repurchase date for any ETNs will be the third business day immediately following the applicable valuation date.  Unless the scheduled repurchase date is postponed as described in this pricing supplement, the final day on which RBS plc will repurchase your ETNs will be February 13, 2041.  As such, you must offer your ETNs for repurchase no later than February 7, 2041.

Redemption Date:	The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.
Listing / Secondary Market:
The ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TBAR.”  If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  We have no obligation to maintain any listing on NYSE Arca or any other exchange.

Trading Day:
A trading day is a day on which (a) trading is generally conducted on NYSE Arca and the relevant exchange, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

Relevant Exchange:
The relevant exchange means (a) when the Index is tracking the Price of Gold Bullion, the exchange or trading market or association that serves as the primary source of prices for gold or the primary exchange where options or futures contracts on gold are traded, as determined by the calculation agent, and (b) when the Index is tracking the Cash Rate, the exchange or trading market that serves as the primary source of prices for 3-month U.S. Treasury bills or the primary exchange where options or futures contracts on 3-month U.S. Treasury bills are traded, as determined by the calculation agent.

Business Day:
A business day is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Index Calculation Agent:	S&P Opco, LLC, a subsidiary of S&P Dow Jones Indices LLC

Calculation Agent:	RBS Securities Inc.
Trustee:	Wilmington Trust Company
Securities Administrator:	Citibank, N.A.
CUSIP/ISIN:	78009L407 / US78009L4077
Recent Developments:
On June 13, 2013, we announced that we would be exiting several business lines, including the structured retail investor products business that is responsible for issuing and maintaining the ETNs. We have moved the business responsible for the ETNs into a runoff organization which is executing a process of restructuring, asset sales and / or business sales (the “RBS Retail Investor Products Exit Plan”). Under the RBS Retail Investor Products Exit Plan, we currently expect that we will issue a call notice in the future such that the ETNs will be redeemed by us on or about June 30, 2015. In the interim, we plan to continue to maintain the ETNs, including issuing new ETNs, but our plans could change. We cannot give you any assurances as to any minimum period of time that you may hold the ETNs before we redeem them at our option, and we have no obligation to take your interests into account when deciding whether to maintain or redeem the ETNs.

PS-i

ABOUT THIS PRICING SUPPLEMENT

As used in this pricing supplement, “RBS plc,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland plc, “RBSG” refers to The Royal Bank of Scotland Group plc, “Group” means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The initial offering of ETNs issued by The Royal Bank of Scotland N.V. (“RBS N.V.”) and guaranteed by RBS Holdings N.V. (“RBS Holdings”) priced on February 17, 2011 and settled on February 23, 2011.  RBS N.V. issued, offered, and sold the ETNs under Registration Nos. 333-179685 and 333-179685-01 from the initial settlement date to but not including December 10, 2012, on which date we assumed the obligations of RBS N.V. under the ETNs and became the issuer of the ETNs.  The ETNs are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and are guaranteed by RBSG.  RBS NotesSM is a service mark of RBS N.V., one of our affiliates.

This pricing supplement amends, restates and supersedes in their entirety the pricing supplements dated February 17, 2011, April 28, 2011, March 23, 2012 filed by RBS N.V. and RBS Holdings and the pricing supplements dated December 10, 2012 and July 2, 2013 filed by RBS plc and RBSG.  We refer to this amended and restated pricing supplement as the “pricing supplement.”  This pricing supplement sets forth certain terms of the ETNs and supplements the prospectus dated March 31, 2015 relating to our securities of which the ETNs are part.  This pricing supplement is a “prospectus supplement” referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated March 31, 2015:

http://www.sec.gov/Archives/edgar/data/729153/000095010315002582/dp54922_424b2-prosb.htm

Our Central Index Key, or CIK, on the SEC website is 729153.

This pricing supplement, together with the prospectus described above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours or our affiliates.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, as the ETNs involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs.

It is important for you to read and consider all information contained in this pricing supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than that which is contained in this pricing supplement and the accompanying prospectus with respect to the ETNs.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these ETNs.  We are offering to sell these ETNs and seeking offers to buy these ETNs only in jurisdictions where offers and sales are permitted.

The information set forth in this pricing supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the ETNs.  These persons should consult their own legal and financial advisers concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBSG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBSG files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that RBSG has filed.  You may also request a copy of any filings referred to below (other than exhibits not specifically incorporated by reference) at no cost, by contacting us at The Royal Bank of Scotland plc, RBS Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

The SEC allows us to incorporate by reference much of the information RBSG files with it.  This means:

•	incorporated documents are considered part of this pricing supplement;

•	we can disclose important information to you by referring you to those incorporated documents; and

•	information that RBSG files with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference into this pricing supplement

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this pricing supplement or in any document previously incorporated by reference have been modified or superseded.  The accompanying prospectus lists documents that are incorporated by reference into this pricing supplement.  Reports on Form 6-K we may furnish to the SEC after the date of this pricing supplement (or portions thereof) are incorporated by reference in this pricing supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference into the registration statement of which this pricing supplement is a part.

SUMMARY

The following summary answers some questions that you might have regarding the ETNs in general terms only.  It does not contain all the information that may be important to you.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus.  References to the “prospectus” mean the accompanying prospectus dated March 31, 2015.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the ETNs.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs.  We may consolidate the additional ETNs to form a single class with the outstanding ETNs.  However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.  If we stop selling additional ETNs, the price and liquidity of the ETNs in the secondary market could be materially and adversely affected.  Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”

Additionally, the number of ETNs outstanding could be reduced at any time due to repurchases of the ETNs by us as described in this pricing supplement.  A suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs repurchased by us.  Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs and how do they work?

The ETNs are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc (“RBS plc”), and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc (“RBSG”).  The return on the ETNs is linked to the performance of the RBS Gold TrendpilotTM Index (USD) (the “Index”).

We will not pay you interest during the term of the ETNs.  The ETNs do not have a minimum redemption or repurchase value and are fully exposed to any decline in the Index.  Depreciation of the Index will reduce your payment at maturity or upon early repurchase or redemption of your ETNs, and you could lose your entire investment.

In addition, the daily redemption value, which is payable at maturity or upon early repurchase or redemption of your ETNs, will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the amount of your initial investment at maturity or upon early repurchase or redemption.

For a description of how the payment at maturity and upon early repurchase or redemption, respectively, is calculated, please refer to “Specific Terms of the ETNs—Payment at Maturity” and “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” in this pricing supplement.

The denomination and stated face amount of each ETN is $25.00.  Any ETNs issued in the future may be issued at a price higher or lower than the stated face amount, based on the indicative value of the ETNs at that time (which is determined in the manner described in “Valuation of the ETNs” below).  You will not have the right to receive physical certificates evidencing your ownership, except under limited circumstances.  Instead, we will issue the ETNs in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee.  Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors.  Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC.  You should refer to the section “Specific Terms of the ETNs—Forms of the ETNs” below and the sections “Description of Certain Provisions

Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

In addition, unlike ordinary debt securities, the ETNs are not principal protected and do not pay interest.  Any payment on the ETNs is subject to the creditworthiness (i.e., the ability to pay) of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs.

What is the Index and who publishes the level of the Index?

The Index was created by The Royal Bank of Scotland plc, as index sponsor (the “Index Sponsor”).  The Index was established on January 24, 2011 with an Index closing level equal to 3,508.10.  The Index was developed with a base value of 144.75 (the “Index Base Value”) on October 20, 1975 (the “Index Base Date”).  The Index utilizes a systematic trend-following strategy that provides exposure to either the Price of Gold Bullion (as defined below), or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate” and, together with the Price of Gold Bullion, the “Index Components”), depending on the relative performance of the Price of Gold Bullion on a simple historical moving average basis.  The “Price of Gold Bullion” on any given day means the spot price of physical gold, as measured by the afternoon gold fixing price (also known as the “London Gold P.M. Fixing Price”) per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and published by the LBMA, on such day.  The Price of Gold Bullion is also published on Bloomberg page “GOLDLNPM Index.”

If the Price of Gold Bullion is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Price of Gold Bullion and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the Price of Gold Bullion is below its historical 200-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Price of Gold Bullion until two Index business days after the next positive trend occurs.  As of the date of this pricing supplement, the Index tracks the Cash Rate.

The trend of the Price of Gold Bullion on any Index business day (the “Price of Gold Bullion Trend”) is determined by comparing (a) the Price of Gold Bullion on such Index business day to (b) the simple moving average of the Price of Gold Bullion for the 200-Index business day period ending on, and including, such Index business day (the “Price of Gold Simple Moving Average”).  For any Index business day, the Price of Gold Bullion Trend will be “positive” if the Price of Gold Bullion is equal to or greater than the Price of Gold Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  Conversely, the Price of Gold Bullion Trend will be “negative” for any Index business day if the Price of Gold Bullion is less than the Price of Gold Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  If neither of those conditions is satisfied, then the Price of Gold Bullion Trend will be the same as the Price of Gold Bullion Trend on the immediately preceding Index business day.

Thus, the Price of Gold Bullion Trend will switch only if there have been five consecutive Index business days where the Prices of Gold Bullion have been uniformly (a) below the Price of Gold Simple Moving Average, in the case of the Price of Gold Bullion Trend switching from positive to negative, or (b) at or above the Price of Gold Simple Moving Average, in the case of the Price of Gold Bullion Trend switching from negative to positive.  The Index will implement the change in the reference exposure at the open of trading on the second Index business day immediately following the Index business day on which the Price of Gold Bullion Trend switches from positive to negative or from negative to positive, as the case may be.

An “Index business day” means any day on which (a) afternoon gold price fixings are held and the Price of Gold Bullion is published by the Exchange for gold, and (b) the Exchange for 3-month U.S. Treasury bills is scheduled to open for its regular trading session for at least three hours in accordance with its holidays and hours schedule.

“Exchange” means (a) in respect of gold, the primary exchange, trading market or association where gold is traded, which shall initially be the LBMA, and (b) in respect of 3-month U.S. Treasury bills, the exchange, trading market or quotation system, or any substitute exchange, trading market or quotation system, in which trading of

3-month U.S. Treasury bills or derivatives that reference 3-month U.S. Treasury bills principally occurs, in each case as determined by the Index Sponsor.

For the avoidance of doubt, each of the U.S. holidays of Columbus Day and Veteran’s Day will be an Index business day, provided that the afternoon gold price fixings are held and the Price of Gold Bullion is published by the Exchange on such days.

S&P Opco, LLC, or another party designated by the Index Sponsor, will act as the calculation agent for the Index (the “Index calculation agent”) and will be responsible for determining the Price of Gold Bullion Trend, and for calculating and publishing the level of the Index on each Index business day, unless there is a disrupted day as described under “The Index—Index Disruption Events” below.  The Index closing level will generally be displayed on Bloomberg page “TPGLDUT <Index>” (or on any successor page) by no later than 8:00 p.m. (New York City time) on each Index business day.

RBS plc is the Index Sponsor and an affiliate of RBSG and RBSSI.

For more information, please refer to “The Index” and “The Index—Background on the Index Components—Price of Gold Bullion” in this pricing supplement.

Will I receive interest on my ETNs?

No.  We will not make any periodic payments of interest or any other payments on the ETNs during the term of the ETNs.  Unless you elect to have your ETNs repurchased by us or we elect to redeem your ETNs, you will not receive any payments on the ETNs prior to maturity of the ETNs.

What will I receive at maturity of the ETNs and how is that amount calculated?

Unless your ETNs have been previously repurchased or redeemed by the issuer, the ETNs will mature on February 15, 2041, subject to postponement if such day is not a business day or if the final valuation date is postponed as described below.

If your ETNs have not been previously repurchased or redeemed by the issuer, at maturity you will receive a cash payment in an amount equal to the daily redemption value of your ETNs on February 12, 2041 (the “final valuation date”).  RBSSI, acting as calculation agent, will determine such daily redemption value in the manner described under “—How is the daily redemption value for my ETNs calculated?” below and “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date by up to five business days, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the ETNs—Payment at Maturity” and “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.

Any payment at maturity is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Will I get all of my investment back at maturity?

The ETNs are not principal protected.  If your ETNs have not been previously repurchased or redeemed by the issuer, at maturity you will receive a cash payment equal to the daily redemption value of your ETNs, determined as described in this pricing supplement.  Such daily redemption value may be more or less than the stated face amount of your ETNs or the price that you paid for them.  You may not get the face amount at maturity, and you may lose some or all of your investment.

Any payment you will be entitled to receive on the ETNs at maturity is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

When can my ETNs be repurchased or redeemed and how is the amount payable upon repurchase or redemption calculated?

Subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, February 7, 2041, you may offer your ETNs to us for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least the applicable minimum repurchase amount to us for repurchase on any repurchase date in accordance with the procedures described under “—How do I offer my ETNs for repurchase by RBS plc?” below.  The minimum repurchase amount will be equal to 20,000 ETNs for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount, if you offer at least 20,000 ETNs to us for repurchase and fulfill the repurchase procedures described under “—How do I offer my ETNs for repurchase by RBS plc?” below, we will be obligated to repurchase your ETNs on the applicable repurchase date.

In addition, we may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, February 13, 2041.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is February 6, 2041.

If your ETNs are repurchased or redeemed, on the corresponding repurchase date or redemption date, as the case may be, you will receive a cash payment on such date in an amount per ETN equal to the daily redemption value of the ETNs on the applicable valuation date.  The calculation agent will determine the daily redemption value in the manner described under “—How is the daily redemption value for my ETNs calculated?” below and “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.  The applicable valuation date will be:

•
in the case of a repurchase of ETNs at your option, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; and

•	in the case of a redemption, the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC (the holder of the global note).

If a valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” by up to five business days.  If any valuation date is postponed, the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following such valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment upon repurchase or redemption by RBS plc is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.  For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” and “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.

Because the daily redemption value you will receive for each ETN will not be calculated and published until the close of trading on the trading day immediately following the date you offer your ETNs for repurchase, you will not know the applicable daily redemption value at the time you exercise your repurchase right and you will bear the risk that your ETNs will decline in value between the time of your exercise and the close of trading on the applicable valuation date. Because valuation dates are subject to postponement in the event that a valuation date for any repurchase is not a trading day or a market disruption event exists on such valuation date, you may bear this risk for an extended period of time.

Any payment upon repurchase of the ETNs is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

How do I offer my ETNs for repurchase by RBS plc?

If you wish to offer your ETNs to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at ETNUSCorpActions@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the ETNs, and the other portion must be completed by your broker.  You must offer at least 20,000 ETNs for any single repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines.  Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable.

What are the differences among the trading price or market price, the indicative value and the daily redemption value of the ETNs?

Term	Ticker (NYSE Arca)	What does it mean?	Frequency of dissemination	How determined?
Trading price or market price	TBAR	The price at which buyers and sellers execute transactions in the ETNs in the secondary market.	The “best bid” and the “best offer” are disseminated continuously during regular exchange hours on NYSE Arca
Trades are generally effected on the NYSE Arca at a price between the current “best bid” and “best offer.”

The “best bid” is the highest price at which an investor is willing to buy ETNs at any given point.  (Our obligation to repurchase ETNs at the daily redemption value is intended to induce arbitrageurs to counteract any trading of the ETNs at a price lower than their indicative value, but there can be no assurance that arbitrageurs will do so.)

The “best offer” is the lowest price at which an investor is willing to sell ETNs at any given point.  (To the extent we stand ready to issue and sell additional ETNs at their indicative value or daily redemption value, we expect arbitrageurs will be induced to counteract any trading of the ETNs at a price higher than their indicative value, but there can be no assurance that arbitrageurs will do so.  If we were to suspend the issuance of additional ETNs, the ETNs might trade at a premium to their indicative value.)

Intraday “indicative value”	TBAR.IV
Meant to approximate the economic value of the ETNs at any given time.  The indicative value will generally not be the same as the daily redemption value, because the indicative value fluctuates with the level of the Index and is not calculated at the same time as the daily redemption value (except at the close on the applicable valuation date).
Investors can compare the trading price of the ETNs against the intraday indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the intraday indicative value at any time could lead to the loss of any premium in the event the investor sells the ETNs when the premium is no longer present in the marketplace or when the ETNs are repurchased by us. It is also possible that the ETNs will trade in the secondary market at a discount below the intraday indicative value and that investors would receive less than the intraday indicative value if they had to sell their ETNs in the market at such time.
During regular exchange hours on NYSE Arca (and disseminated every 15 seconds)
The “indicative value” of the ETNs at any given time equals:
•      the daily redemption value on the immediately preceding valuation date, multiplied by
•      the index factor at such time, multiplied by
•      the fee factor for the day on which it is calculated.

Daily redemption value	TBAR.NV	The price we will pay holders at maturity upon early repurchase or upon redemption of the ETNs.	Daily on www.rbs.com/etnus
The daily redemption value is determined using the same formula as the indicative value, but it is calculated as of the close on the applicable valuation date.  The applicable valuation date occurs at least one day after you confirm your offer to us to repurchase or we deliver a notice to redeem.

See “—What will I receive if I sell my ETNs in the secondary market?” below and “Risk Factors—The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market.”

How is the daily redemption value for my ETNs calculated?

RBS Securities Inc.(“RBSSI”), as the calculation agent for the ETNs, will calculate the amount payable at maturity or upon early repurchase or redemption by us of your ETNs, which will be equal to the daily redemption value of your ETNs on the applicable valuation date.

The daily redemption value as of February 17, 2011, the inception date of the ETNs, was equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to (a) 1.00% per annum when the Index is tracking the Price of Gold Bullion and (b) 0.50% per annum when the Index is not tracking the Price of Gold Bullion, and instead, is tracking the Cash Rate.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

See “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement for further information on calculation of the daily redemption value.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.

Can I sell my ETNs in the secondary market?

The ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TBAR.”  If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  However, there is no guarantee that an active secondary market in the ETNs will develop.  On the initial settlement date, RBS N.V. issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  In addition, we are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.  We have the ability to delist the ETNs.  Accordingly, there may be little or no secondary market for the ETNs.

What will I receive if I sell my ETNs in the secondary market?

If you sell ETNs in the secondary market, if any, you will receive the market price of the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.

If we limit or suspend the issuance of additional ETNs, the ETNs may trade at a premium over their intraday indicative value due to the resulting decrease or halt in the supply causing an imbalance of supply and demand in the market for the ETNs.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”   We may redeem all the ETNs at our option even if the ETNs are trading in the secondary market at a premium over their indicative value or daily redemption value.  See “Risk Factors—We may redeem your ETNs at our option.”

Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value, which does not include any premium, on the applicable valuation date).  Any premium may be reduced or eliminated at any time.

Who will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of my ETNs?

We have appointed our affiliate, RBSSI, to act as calculation agent for the ETNs.  As calculation agent, RBSSI will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of your ETNs.  Under some circumstances, RBSSI’s duties as calculation agent could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.  For example, the calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe under “Specific Terms of the ETNs—Postponement of a Valuation Date” and “Specific Terms of the ETNs—Discontinuation or Modification of the Index.”

What is the relationship among RBS plc, RBSG and RBSSI?

RBSSI is an affiliate of RBS plc and RBSG.  RBSSI will act as calculation agent for the ETNs, and is acting as agent for this offering.  On the initial settlement date, RBS N.V. issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  As of the date of this pricing supplement, RBS plc assumed the obligations of RBS N.V. and became the issuer of the ETNs.  RBSSI will conduct any offering of ETNs in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate.  See “Risk Factors—Risks Relating to the ETNs—Hedging and trading activities by us or our affiliates could affect prices of ETNs,” “Risk Factors—Risks Relating to the ETNs—Potential conflicts of interest between holders of the ETNs and the calculation agent” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What are some of the risks of investing in the ETNs?

Investing in the ETNs involves a number of risks.  We have described some of the risks relating to the ETNs under the heading “Risk Factors” in this pricing supplement, which you should read before making an investment in the ETNs.

Some selected risk considerations include:

•
Credit risk of the issuer. Because you are purchasing a security issued by us, you are assuming the risk that we may be unable to pay our obligations to you as they become due and payable.  In addition, because the ETNs are fully and unconditionally guaranteed by RBSG, you are also assuming the risk that RBSG will be unable to pay amounts due to you under the ETNs in the event we fail to make any payment required by the terms of the ETNs.

•
Market risk.  The return on the ETNs will depend on the performance of the Index (which, in turn, will depend on the performance of the Price of Gold Bullion and the Cash Rate) and other market conditions (general economic conditions, interest rates, our and RBSG’s creditworthiness, trading volatility, etc.).  As with various exchange traded securities (including stocks), the market price of the ETNs may be influenced by various factors.  In particular, an investment in the ETNs carries the risks associated with the Index’s systematic trend-following strategy, which generally seeks to capitalize on positive trends, if any, in the Price of Gold Bullion. That strategy may perform poorly in non-trending markets characterized by short term volatility as discussed under “Risk Factors—Risks Relating to the Index—The Index is expected to perform poorly in volatile markets, especially over short-term periods” in this pricing supplement. In addition, during periods when the Index is tracking the Price of Gold Bullion, the Index will reflect any decreases in the Price of Gold Bullion; any such decrease may be significant and may result in a loss to an investor. The ETNs may also generate negative returns when the Index is tracking the Cash Rate if the Cash Rate is less than the investor fee. There is no guarantee of any return to an investor in the ETNs.

•
A trading market for the ETNs may not develop.  Although the ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TBAR,” there is no guarantee of secondary market liquidity.  On the initial settlement date, RBS N.V. issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  Even if an active secondary market develops, it may not be liquid and may not continue for the term of the ETNs.  In addition, no assurances can be given as to the continuation of the listing during the term of the ETNs.  We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

•
Uncertain payment of your investment.  The ETNs are not principal protected, which means there is no guaranteed return of your investment.  You may receive less than the face amount of your ETNs at maturity or upon early repurchase or redemption.  If the level of the Index decreases, or does not increase by an amount sufficient to offset the investor fee, you will receive less, and possibly significantly less, than your original investment in the ETNs.  Any payment on the ETNs is subject to the creditworthiness of RBS plc, as issuer, and RBSG, as guarantor.

•	No interest payments. You will not receive any periodic interest payments on the ETNs.

•
Restrictions on your ability to offer ETNs for repurchase by us.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs to us for any single repurchase and satisfy the other requirements described herein for your offer for repurchase to be considered.

•
Your offer for repurchase is irrevocable.  You will not be able to rescind your offer for repurchase after it is received by RBS plc, so you will be exposed to market risk in the event market conditions change after RBS plc receives your offer.

•
Issuer call risk.  Your ETNs may be redeemed at our option, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, February 13, 2041.  If we elect to redeem your ETNs, you will receive a cash payment in an amount equal to the daily redemption value on the applicable valuation date, and you may not be able to reinvest your proceeds in a comparable investment.  In addition, the implementation of the RBS Retail Investor Products Exit Plan increases the likelihood of our calling the ETNs prior to maturity.

Who invests in the ETNs?

The ETNs are complex financial instruments and are not suitable for all investors.  You may consider an investment in the ETNs if:

•
you are seeking exposure to the price of gold, as represented by the Index when it is tracking the Price of Gold Bullion, and you believe that the level of the Index will increase by an amount sufficient to offset the aggregate investor fee applicable to the ETNs and provide you with a satisfactory return on your investment during the term of your holding of the ETNs;

•
you are willing to accept exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it is tracking the Cash Rate, perhaps for an extended period of time;

•	you have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs;

•	you have sufficient financial resources and liquidity to bear all of the risks of an investment in the ETNs, including the risk of loss of such investment;

•	you understand the terms of the investment in the ETNs and are familiar with the behavior of the Index, the Price of Gold Bullion, the Cash Rate and financial markets generally;

•
you are willing to risk losing some or all of your initial investment in exchange for the opportunity to benefit from the appreciation, if any, in the level of the Index over the term of your holding of the ETNs;

•	you do not seek a current income stream from this investment;

•	you are willing to be exposed to fluctuations in gold prices and interest rates, in general, and the level of the Index, in particular; and

•	you are willing to make an investment, the payments on which depend on the creditworthiness of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

The ETNs may not be a suitable investment for you if:

•	you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee applicable to your ETNs during the term of your holding of the ETNs;

•
you are unwilling to accept the possibility of an exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it is tracking the Cash Rate, for an extended period of time;

•	you do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs;

•	you do not have sufficient financial resources and liquidity to bear all of the risks of an investment in the ETNs, including the risk of loss of such investment;

•	you do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index, the Price of Gold Bullion, the Cash Rate or financial markets generally;

•	you seek a guaranteed return of your invested principal;

•	you seek current income from your investment;

•	you are not willing to be exposed to fluctuations in gold prices and interest rates, in general, and the level of the Index, in particular;

•	you prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings; or

•	you are unwilling or unable to assume the credit risk associated with RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the ETNs.

Does an investment in the ETNs entitle you to any ownership interests in gold or in U.S. Treasury bills?

No.  An investment in the ETNs does not entitle you to any ownership interest or rights in gold, nor does it entitle you to any ownership interest or rights in any U.S. Treasury bills.  You will not have any rights to receive interest on any U.S. Treasury bills, merely as a result of your ownership of the ETNs.

What are the tax consequences of an investment in the ETNs?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of United Kingdom tax considerations relating to the ETNs, you should review the section in this pricing supplement entitled “United Kingdom Taxation Considerations.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

How have the Index and the ETNs performed historically?

Retrospectively calculated and actual historical Index data, along with comparisons to the Price of Gold Bullion and the Cash Rate , and the historical performance of the ETNs are provided below.  We obtained the historical data below from Bloomberg, without independent verification.

Because the Index was only created on January 24, 2011, the Index has limited actual history.  The Index Sponsor and the Index calculation agent have retrospectively calculated the performance of the Index prior to its inception based on the actual historical data for the Price of Gold Bullion, the historical 200-Index business day simple moving average for the Price of Gold Bullion and actual historical data for the Cash Rate starting from the Index Base Date of October 20, 1975, and using the Index Base Value of 144.75.  The Index Base Value was retrospectively calculated based on the actual historical Price of Gold Bullion on the Index Base Date.  The retrospective calculations by The Royal Bank of Scotland plc, as the Index Sponsor and S&P Opco, LLC, as the Index calculation agent, from the Index Base Date through January 21, 2011 were performed using the Index methodology described in the section “The Index—Index Methodology” in this pricing supplement.

The performance of the Index, Price of Gold Bullion and the Cash Rate in the graphs and in the table below were determined on an approximate basis and do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Although the Index Sponsor and the Index calculation agent believe that the retrospective calculations of the Index levels represent accurately and fairly an approximate estimation of how the Index would have performed from October 20, 1975 through to January 21, 2011, the Index did not exist during that period.  You should be aware that no actual investment allowing for tracking of the performance of the Index was possible prior to January 24, 2011.  The retrospectively calculated closing levels and performances for the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any given date.

The graph below shows Index closing levels retrospectively calculated from October 20, 1975 through to January 21, 2011, together with actual Index closing levels from January 24, 2011 through to March 17, 2015.  The graph also includes the actual Prices of Gold Bullion and the Price of Gold Simple Moving Average, and shaded areas in the graph indicate when the Index was tracking the Price of Gold Bullion and the Cash Rate.

Retrospectively Calculated* and Actual Historical Index Performance Comparisons October 20, 1975 to March 17, 2015

Source: Bloomberg.
*   The RBS Gold TrendpilotTM Index (USD) (the “Index”) was created on January 24, 2011.  Therefore, for the Index the graph above reflects actual Index levels from January 24, 2011 to March 17, 2015 and reflects retrospectively calculated Index levels from October 20, 1975 to January 21, 2011 that are based on the Index Methodology (determined on an approximate basis).

The graph below shows again the Index closing levels retrospectively calculated from October 20, 1975 through to January 21, 2011, together with actual Index closing levels from January 24, 2011 through to March 17, 2015.  However, for comparison purposes, the Index closing levels in this graph are based to a value of 100 on October 20, 1975, and the graph also includes the historical Prices of Gold Bullion based to a value of 100 on October 20, 1975.

Retrospectively Calculated* and Actual Historical Index Performance and Historical Comparisons (Each Index Based to 100 on October 20, 1975) October 20, 1975 to March 17, 2015

Source: Bloomberg.
*   The RBS Gold TrendpilotTM Index (USD) (the “Index”) was created on January 24, 2011.  Therefore, for the Index the graph above reflects actual Index levels from January 24, 2011 to March 17, 2015 and reflects retrospectively calculated Index levels from October 20, 1975 to January 21, 2011 that are based on the Index Methodology (determined on an approximate basis).

The table below shows the retrospectively calculated March 31 year-end Index closing levels (up to and including March 31, 2010) and the actual Index closing level from March 31, 2011 to March 28, 2014, the actual Prices of Gold Bullion and the Cash Rate for the period from March 31, 1976 to March 28, 2014, as well as the actual Index closing level, Price of Gold Bullion and Cash Rate on March 17, 2015.

March 31 Year-End Retrospectively Calculated* and Actual Historical Index Closing Levels and
Prices of Gold Bullion and Actual Historical Cash Rates
March 31, 1976 to March 17, 2015

Year	Date	Price of Gold Bullion (USD)	Index	Cash Rate
1976	3/31/1976	129.60	148.25	4.89%
1977	3/31/1977	148.90	167.30	4.55%
1978	3/31/1978	181.60	204.04	6.31%
1979	3/30/1979	240.10	269.76	9.50%
1980	3/31/1980	494.50	555.59	16.53%
1981	3/31/1981	513.75	658.60	12.70%
1982	3/31/1982	320.00	758.42	12.55%
1983	3/31/1983	414.75	791.06	8.43%
1984	3/30/1984	388.50	828.26	9.76%
1985	3/29/1985	329.25	867.21	8.41%
1986	3/31/1986	344.00	924.80	6.36%
1987	3/31/1987	421.00	1,091.07	5.55%
1988	3/31/1988	456.95	1,197.89	5.76%
1989	3/31/1989	383.20	1,290.96	9.10%
1990	3/30/1990	368.50	1,298.90	7.85%
1991	3/29/1991	355.65	1,055.94	5.86%
1992	3/31/1992	341.70	1,076.79	4.08%
1993	3/31/1993	337.80	1,023.74	2.96%
1994	3/31/1994	389.20	1,128.78	3.50%
1995	3/31/1995	392.00	1,082.90	5.65%
1996	3/29/1996	396.35	1,065.48	4.99%
1997	3/31/1997	348.15	1,083.25	5.19%
1998	3/31/1998	301.00	1,141.54	5.06%
1999	3/31/1999	279.45	1,135.87	4.38%
2000	3/31/2000	276.75	1,029.42	5.72%
2001	3/30/2001	257.70	1,107.86	4.20%
2002	3/29/2002	301.40	1,161.65	1.82%
2003	3/31/2003	334.85	1,290.57	1.10%
2004	3/31/2004	423.70	1,600.49	0.95%
2005	3/31/2005	427.50	1,419.55	2.78%
2006	3/31/2006	582.00	1,797.21	4.50%
2007	3/30/2007	661.75	1,879.79	4.93%
2008	3/31/2008	933.50	2,651.74	1.44%
2009	3/31/2009	916.50	2,394.02	0.20%
2010	3/31/2010	1,115.50	2,913.84	0.15%
2011	3/31/2011	1,439.00	3,758.86	0.10%
2012	3/20/2012	1,662.50	4,219.25	0.09%
2013	3/28/2013	1,598.25	4,117.01	0.08%
2014	3/28/2014	1,294.75	3,995.51	0.05%
2015~	3/17/2015	1,150.75	3,551.90	0.04%
        Source: Bloomberg, U.S. Treasury.

*  The Index was created on January 24, 2011. Therefore, the table above reflects the actual Index closing levels from March 31, 2011 through March 28, 2014, and reflects retrospectively calculated Index performance from March 31, 1976 to March 31, 2010 that is based on the Index Methodology (determined on an approximate basis).

~ The Cash Rate, Price of Gold Bullion and Index closing level are specified for March 17, 2015, unlike the closing levels, Prices of Gold Bullion and the Cash Rates for the previous years which are all specified for the last business day of March of the relevant year.

The graph below shows the daily closing price of the ETNs from February 17, 2011, the inception date, to March 17, 2015 (NYSE Arca: “TBAR”).  The trading price or market price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market, if it exists.  The closing price of the ETNs on March 17, 2015 was $23.81. The actual trading price or market price of the ETNs may vary significantly from the indicative value (NYSE Arca: “TBAR.IV”) and the daily redemption value (NYSE Arca: “TBAR.NV”) due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

Historical Performance of the RBS Gold Trendpilot™ Exchange Traded Notes
February 17, 2011 to March 17, 2015
Closing Price ($)
40
35
30
25
20
15
10
5
0
2/17/2011
8/17/2011
2/17/2012
8/17/2012
2/17/2013
8/17/2013
2/17/2014
8/17/2014
2/17/2015

What if I have more questions?

You should read “Valuation of the ETNs” and “Specific Terms of the ETNs” in this pricing supplement for a detailed description of the terms of the ETNs.  The ETNs are unsecured and unsubordinated obligations of RBS plc issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBSG.  The ETNs offered by RBS plc will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBSG will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other current and future unsecured and unsubordinated obligations.  You can find a general description of certain basic features of the ETNs in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

The ETNs are our unsecured and unsubordinated obligations and are fully and unconditionally guaranteed by RBSG.  The ETNs are securities as described in the accompanying prospectus dated March 31, 2015 and are riskier than ordinary unsecured debt securities.  The return on the ETNs is linked to the performance of the Index, which in turn depends on the performance of the Price of Gold Bullion or the Cash Rate.  Investing in the ETNs is not equivalent to investing directly in gold, U.S. Treasury bills or the Index itself.  See “The Index” below for more information.

You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the ETNs.

Risks Relating to the ETNs

You may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum redemption or repurchase value and you may receive less, and possibly significantly less, at maturity or upon early repurchase or redemption, than the amount you originally invested.  Any cash payment on your ETNs at maturity or upon early repurchase or redemption of your ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the accrued investor fee on your ETNs.  You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases substantially.

The credit risk of RBS plc and RBSG, and their credit ratings and their credit spreads may adversely affect the market price of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due

You are dependent on RBS plc’s ability to pay all amounts due on the ETNs, and therefore you are subject to the credit risk of RBS plc and to changes in the market’s view of RBS plc’s creditworthiness.  In addition, because the ETNs are unconditionally guaranteed by RBS plc’s parent company, RBSG, you are also dependent on the credit risk of RBSG in the event that RBS plc fails to make any payment or delivery required by the terms of the ETNs.  Any actual or anticipated decline in RBS plc’s or RBSG’s credit ratings or increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the ETNs.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the ETNs is dependent upon factors in addition to our ability to pay our obligations under the ETNs, an improvement in our credit ratings will not necessarily increase the market price of the ETNs and will not reduce market risk and other investment risks related to the ETNs.  Credit ratings (i) do not reflect market risk, which is the risk that the level of the Index may fall resulting in a loss of some or all of your investment, (ii) do not address the price, if any, at which the ETNs may be resold prior to maturity (which may be substantially less than the issue price of the ETNs), and (iii) are not recommendations to buy, sell or hold the ETNs.  Credit ratings are not taken into account in determining the daily redemption value of the ETNs.  See “—The market price of the ETNs may be influenced by many unpredictable factors” below.

Although we are a bank, the ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency

The ETNs are our obligations but are not bank deposits.  In the event of our insolvency, the ETNs will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other government agency.

Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.  This is true not only when the Index is tracking the Price of Gold Bullion, but also when the Index is tracking the Cash Rate.  If the Index is tracking the Price of Gold Bullion, the applicable investor fee is 1.00% per annum.  If the Index is tracking the Cash Rate, the applicable investor fee is 0.50% per annum.  Accordingly, if the Index is tracking the Cash Rate, especially in a low interest rate environment and if the Cash Rate is less than the applicable investor fee for an extended period of time, you may lose some or all of your investment at maturity or upon early repurchase or redemption.

There are restrictions on the minimum number of ETNs you may offer to us for repurchase

Unless the minimum repurchase amount has been reduced by RBS plc, we will repurchase your ETNs at your election, only if you are offering at least 20,000 ETNs for any single repurchase and you have followed the procedures for repurchase detailed herein.  The minimum repurchase amount and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause us to repurchase your ETNs.  If you own fewer than 20,000 ETNs, you will not be able to cause us to repurchase your ETNs.  However, RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.

If you make an offer to us to repurchase your ETNs, your offer will be irrevocable.  If your offer for repurchase is received after 4:00 p.m., New York City time, on a business day, or your confirmation of repurchase is received after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  Also, unless the scheduled repurchase date is postponed because the applicable valuation date is postponed or otherwise due to a market disruption event, the final day on which we will repurchase your ETNs will be February 13, 2041.  As such, you must offer your ETNs for repurchase no later than February 7, 2041.  The repurchase date in respect of any offer you make to us will be the third business day following the applicable valuation date.  See “Specific Terms of the ETNs—Repurchase at Your Option” for more information.

The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value.  There can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

You will not know the daily redemption value you will receive at the time an election is made to repurchase or redeem your ETNs

You will not know the daily redemption value you will receive at the time you elect to request that we repurchase your ETNs or that we elect to redeem your ETNs.  This is because you will not know the daily redemption value until after the close of business on the applicable valuation date, and the applicable valuation date will be:

•
in the case of ETNs you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; or

•	in the case of ETNs we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

Upon repurchase of your ETNs, we will pay you an amount per ETN equal to the daily redemption value calculated as of the applicable valuation date.  We will pay you this amount on the applicable repurchase date or redemption date, as applicable, which will be the third business day immediately following the valuation date for such repurchase or the date specified in the redemption notice for such redemption (which will not be less than five business days or more than ten business days after the date of the redemption notice).

The valuation date and repurchase date may be postponed if the valuation date is not a trading day or if a market disruption event exists.  See “Specific Terms of the ETNs—Payment upon Repurchase or Redemption.” As a result, you will be exposed to market risk in the event that the market fluctuates between (i) either the time you deliver the repurchase offer to us or the date on which we deliver a redemption notice to DTC and (ii) the applicable valuation date.

We may redeem your ETNs at our option

We may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, February 13, 2041.

If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is February 6, 2041.  If we exercise our right to redeem your ETNs, you will receive a cash payment in an amount equal to the daily redemption value calculated as of the applicable valuation date, subject to postponement if the valuation date is not a trading day or a market disruption event exists, as described under “Specific Terms of the ETNs—Payment upon Repurchase or Redemption.”  The amount you may receive upon any such redemption may be less than the amount you would have received on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.

If we elect to redeem your ETNs at a time when the Index closing level is relatively low, the daily redemption value, when calculated, will likely be relatively low as well, and any payment upon redemption may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the ETNs had not been redeemed or the amount you could have received if you had disposed of your ETNs or offered your ETNs for repurchase by us at the time of your choosing.  See also “Summary—What will I receive if I sell my ETNs in the secondary market?”

On June 13, 2013, we announced that we would be exiting several business lines, including the structured retail investor products business that is responsible for issuing and maintaining the ETNs. We have moved the business responsible for the ETNs into a runoff organization which is executing a process of restructuring, asset sales and / or business sales (the “RBS Retail Investor Products Exit Plan”). Under the RBS Retail Investor Products Exit Plan, we currently expect that we will issue a call notice in the future such that the ETNs will be redeemed by us on or about June 30, 2015. In the interim, we plan to continue to maintain the ETNs, including issuing new ETNs, but our plans could change.

We cannot give you any assurances as to any minimum period of time that you may hold the ETNs before we redeem them at our option, and we have no obligation to take your interests into account when deciding whether to maintain or redeem the ETNs.

If the ETNs are redeemed, you will be exposed to reinvestment risk

If the ETNs are redeemed by the issuer, the holding period could be significantly less than the full term of the ETNs.  There is no guarantee that you would be able to reinvest the proceeds in another investment with similar characteristics.

The market price of the ETNs may be influenced by many unpredictable factors

The market price of your ETNs may fluctuate between the date you purchase them and the valuation date when the calculation agent determines the amount to be paid to you upon repurchase or redemption of your ETNs, or on the final valuation when the calculation agent determines the amount to be paid at maturity, as applicable.  You may also sustain a significant loss if you sell the ETNs in the secondary market.  We expect that generally the level of the Index will affect the market price of the ETNs more than any other factor.  Other factors that may influence the market price of the ETNs, and which may either offset or amplify each other, include:

•	the price of gold, which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in the price of gold;

•	supply and demand for the ETNs, including inventory positions with any market maker, which may be affected by the amount of ETNs we decide to issue (we are under no obligation to issue any ETNs);

•
economic, financial, political, regulatory or judicial events (including the introduction of any financial transactions tax) that affect the price of gold, level of the Index or the return on the Price of Gold Bullion and the Cash Rate;

•	the Cash Rate and the prevailing rate of interest generally; and

•	the actual or perceived creditworthiness of RBS plc as issuer of the ETNs and RBSG as the guarantor of RBS plc’s obligations under the ETNs.

These factors interrelate in complex ways, and the effect of one factor on the market price of your ETNs may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your ETNs prior to maturity in the secondary market, if any.  If you sell your ETNs prior to maturity, the price at which you are able to sell your ETNs may be at a discount, which could be substantial, from the then applicable daily redemption value or the stated face amount.  For example, there may be a discount on the ETNs if at the time of sale the Index is at or below its initial level or if market interest rates rise.  Thus, if you sell your ETNs before maturity, the price that you receive for your ETNs may be more or less than the applicable indicative value or the applicable daily redemption value of the ETNs.  Further, you may receive more or less than the stated face amount of the ETNs or the price that you paid for them.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the ETNs.  We cannot predict the future performance of the ETNs, the Index, the Price of Gold Bullion or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills based on the retrospectively calculated and historical performance of the Index, Price of Gold Bullion or 3-month U.S. Treasury bills.  Neither we nor RBSG nor any of our affiliates can guarantee that the level of the Index will increase so that you will receive at maturity an amount in excess of the stated face amount of the ETNs.

As an investor in the ETNs you assume the risk that as a result of the performance of the ETNs you may not receive any return on your initial investment in the ETNs or that you may lose some or all of your investment in the ETNs.

The ETNs are complex financial instruments and may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee applicable to your ETNs during the term of your holding of the ETNs;

•
you are unwilling to accept the possibility of an exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it is tracking the Cash Rate, for an extended period of time;

•	you do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs;

•	you do not have sufficient financial resources and liquidity to bear all of the risks of an investment in the ETNs, including the risk of loss of such investment;

•	you do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index, the Price of Gold Bullion, the Cash Rate or financial markets generally;

•	you seek a guaranteed return of your invested principal;

•	you seek current income from your investment.

•	you are not willing to be exposed to fluctuations in the level of the Index;

•	you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or

•	you are unwilling or unable to assume the credit risk associated with RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

Your return, if any, may be less than a comparable investment directly in gold

Your ETNs are linked to the Index, which in turn tracks the return on the Price of Gold Bullion (if the Price of Gold Bullion is in a positive trend relative to its historical 200-Index business day simple moving average) or the Cash Rate (if the Price of Gold Bullion is in a negative trend relative to its historical 200-Index business day simple moving average).  Your return, if any, will not reflect the return you would realize if you actually invested in gold.

The Price of Gold Bullion will be determined by reference to the afternoon gold fixing price (also known as the “London Gold P.M. Fixing Price”) reported by the LBMA.  The LBMA is a self-regulatory association of bullion market participants.  Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity.  If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of the Price of Gold Bullion may be adversely affected.  The LBMA is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading.  For example, there are no daily price limits on the LBMA, which would otherwise restrict fluctuations in the prices of LBMA contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.  Any suspension or disruption of trading in gold on the LBMA also may have an adverse impact on the level of the Index and, consequently, the market price of the ETNs.

Your return will not reflect the return of owning instruments the returns of which track the Price of Gold Bullion or the Cash Rate

Your ETNs are linked to the Index, which in turn tracks the return on the Price of Gold Bullion (if the Price of Gold Bullion is in a positive trend relative to its historical 200-Index business day simple moving average) or the Cash Rate (if the Price of Gold Bullion is in a negative trend relative to its historical 200-Index business day simple moving average).  In addition, the investor fee is embedded in the daily redemption value of your ETNs as described above under “—Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee.”

As a result, the performance of your ETNs will not be the same as the performance of the Price of Gold Bullion or the Cash Rate, or the return on a similar investment in exchange traded notes or other instruments tracking the Price of Gold Bullion or the Cash Rate.  Even if the Price of Gold Bullion or the Cash Rate increases from its level on the pricing date for the ETNs, the market price of the ETNs may not increase. It is also possible for the Price of Gold Bullion or the Cash Rate to increase while the market price of the ETNs declines.  Your payment at maturity may be less than you would have received if you had invested directly in gold or 3-month U.S. Treasury bills.  The trading value of the ETNs and final return on the ETNs may also differ from the performance of the Index for the reasons described under “—The credit risk of RBS plc and RBSG, and their credit ratings and their credit spreads may adversely affect the market price of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due” and “—The market price of the ETNs may be influenced by many unpredictable factors.”

The Price of Gold Bullion is volatile and is affected by numerous factors

The market for gold bullion is global, and the Price of Gold Bullion is subject to volatile price movements over short periods of time and is affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the Price of Gold Bullion is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.  The Price of Gold Bullion may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official governmental sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.  The supply of gold consists of a combination of new mine production and existing stocks of bullion and fabricated gold held by governments, public and private financial institutions, industrial organizations and private individuals.  From time to time, above-ground inventories of gold may also influence the market.  The Price of Gold Bullion has recently been, and may continue to be extremely volatile.  Therefore, investments linked to the price of a single commodity, such as gold, are considered to be speculative and risky.

There may not be an active trading market in the ETNs; sales in the secondary market may result in significant losses

Although the ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TBAR,” there is no guarantee of secondary market liquidity.  On the initial settlement date, RBS N.V. issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ETNs.  In addition, no assurances can be given as to the continuation of the listing during the term of the ETNs.  We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, RBS N.V. issued only a small portion of the ETNs ($4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs)) on the initial settlement date.  These ETNs and additional ETNs may be offered and sold from time to time by or through RBSSI, an affiliate of ours, acting as principal or as our agent, to one or more dealers purchasing as principals for resale to investors.  We cannot assure you that any minimum number of ETNs will be sold or be outstanding at any given point.  We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.  If we stop selling additional ETNs, the price and liquidity of the ETNs in the secondary market could be materially and adversely affected.  See “—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” below.

Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to repurchases of the ETNs by us as described in this pricing supplement or due to our affiliates’ purchase of ETNs in the secondary market.  Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs.  While you may elect to offer your ETNs for repurchase by us prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable minimum repurchase amount to us at one time for repurchase on any repurchase date.

The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market

The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market.  An intraday “indicative value” is meant to approximate the economic value of the ETNs from time to time.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds via NYSE Arca under the symbol “TBAR.IV.”  The trading price or market price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market, if it exists.  The actual trading price or market price of the ETNs (NYSE Arca: “TBAR”) may vary significantly from the indicative value (NYSE Arca: “TBAR.IV”) and the daily redemption value (NYSE Arca: “TBAR.NV”) due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.  Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value, which does not include any premium, on the applicable valuation date).  Any premium may be reduced or eliminated at any time.  The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs (see “Valuation of the ETNs–Indicative Value” in this pricing supplement).

Any payment on the ETNs at maturity or upon early repurchase or redemption will be based on the daily redemption value on the applicable valuation date, as determined by the calculation agent, and not on any intraday “indicative value” of the ETNs as published by the Index calculation agent.

For any valuation date, the daily redemption value per ETN will be equal to (x) the daily redemption value on the immediately preceding valuation date, multiplied by (y) the index factor on such valuation date, multiplied by (z) the fee factor on such valuation date (see “Specific Terms of the ETNs–Daily Redemption Value” in this pricing supplement).  The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “TBAR.NV.”

If purchased or sold in the secondary market, you will pay or receive the market price of the ETNs at that time.  There may be significant differences between the intraday market prices of an ETN and the indicative value or the daily redemption value of that ETN as a result of market movements and other factors.  See “Summary—What are the differences among the trading price or market price, the indicative value and the daily redemption value of the ETNs?”  If you were to sell your ETNs in the secondary market, if any, you would receive the market price for the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.  See “Summary—What will I receive if I sell my ETNs in the secondary market?”

We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of the ETNs.  Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs.

However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of the ETNs in the secondary market.  Furthermore, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price that may have developed. Therefore, paying a premium purchase price over the intraday indicative value of the ETNs could lead to significant losses.  If we decide to limit or suspend issuance of additional ETNs, we or the calculation agent expect to notify market participants promptly by press release (or other means of communication) and also expect to post notification of such limitation or suspension on the website www.rbs.com/etnus (or another website relating to the ETNs that we may specify) as soon as practicable.  If the decision to limit or suspend issuance is made during trading hours, we or the calculation agent expect to notify NYSE Arca and request that NYSE Arca halt trading in the ETNs until a press release (or other means of communication) is disseminated. See also “Summary—What will I receive if I sell my ETNs in the secondary market?”

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs, if investors subsequently exercise their right to have the ETNs repurchased by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the minimum 20,000 ETNs required for repurchase, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your repurchase right. The unavailability of the repurchase right can result in the ETNs trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your ETNs at a discounted sale price below the intraday indicative value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the intraday indicative value of the ETNs.

Hedging and trading activities by us or our affiliates could affect prices of ETNs

We and our affiliates may carry out activities that minimize our risks related to the ETNs.  In particular, on or prior to the date of this pricing supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the ETNs by taking positions in gold, U.S. Treasury bills, options or futures contracts on gold or the Cash Rate, exchange-traded funds that track the Price of Gold Bullion or in other instruments that we deemed appropriate in connection with such hedging.  We may enter into such hedging arrangements with or through one of our subsidiaries or affiliates.  These trading activities, however, could potentially alter the value of the Price of Gold Bullion or the Cash Rate and, therefore, the value of the ETNs.

We or our affiliates are likely to modify our hedge position throughout the term of the ETNs by purchasing and selling gold, U.S. Treasury bills, options or futures contracts on gold, exchange-traded funds that track the Price of Gold Bullion or the Cash Rate or other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the Price of Gold Bullion or the value of the Cash Rate.  It is also possible that we or one of more of our affiliates could profit from these hedging activities even if the value of the ETNs declines.

We or one or more of our affiliates may also engage in trading gold, U.S. Treasury bills, options or futures contracts on gold, exchange-traded funds that track the Price of Gold Bullion or the Cash Rate, or other financial instruments related to gold or the Cash Rate on a regular basis as part of our or their general broker-dealer activities, commodity trading and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the Price of Gold Bullion or the Cash Rate and, therefore, the value of the ETNs.

We or one or more of our affiliates may also issue or underwrite other securities or other financial instruments with returns linked or related to changes in the Price of Gold Bullion or the value of the Cash Rate.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the ETNs.

Potential conflicts of interest between holders of the ETNs and the calculation agent

Our affiliate, RBSSI, will serve as the calculation agent for the ETNs.  RBSSI will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon repurchase.  For a fuller description of the calculation agent’s role, see “Specific Terms of the ETNs—Role of Calculation Agent.”  For example, the calculation agent may have to determine whether a market disruption event has occurred or is continuing on a trading day when the calculation agent will determine the daily redemption value.  This determination may, in turn, depend on the calculation agent’s judgment about whether the event has materially interfered with our ability to unwind our hedge positions.  In addition, the calculation agent may have to make additional calculations if the Index is liquidated, discontinued, suspended, modified, delisted or otherwise terminated or if the LBMA, or successor association, stops publishing the London Gold P.M. Fixing Price.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the market price of the ETNs, the calculation agent may have a conflict of interest if it needs to make any such decision.

Our affiliates through which we hedge our obligations under the ETNs expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

We or one or more of our affiliates have hedged our obligations under the ETNs by purchasing or selling securities that comprise any Underlying Index, or exchange-traded funds that track any Underlying Index, exchange-listed index futures, index swaps, or in other related instruments, and may adjust these hedges by, among other things, purchasing or selling any of the foregoing.  It is possible that we or one or more of our affiliates could profit from these hedging activities even if the value of the ETNs decline.

In addition, the methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor, which may also result in potential conflicts of interest.  See “—Risks Relating to the Index and the Underlying Indices—Potential conflicts of interest between holders of the ETNs and us, in our capacity as the Index Sponsor, may exist” below.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs.  See “—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” above.

If a market disruption event has occurred or exists on a valuation date (including the final valuation date), the calculation agent will postpone the valuation date (and the applicable maturity date or repurchase date) and will determine the daily redemption value applicable to such valuation date according to the methodology described below

The determination of the daily redemption value of the ETNs on a valuation date, including the final valuation date, may be postponed if such valuation date is not a trading day or the calculation agent determines that a market disruption event has occurred or exists on such valuation date.  In no event, however, will a valuation date be postponed by more than five business days.

If a valuation date is postponed for five business days, the daily redemption value for such valuation date will be determined (or if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fifth business day after the originally scheduled valuation date.  The daily redemption value as determined by the calculation agent may differ from the result that would be produced by simple application of the formula for the daily redemption value set forth under “Specific Terms of the ETNs—Daily Redemption Value” to any published level of the Index or, if applicable, by a simple application of the formula for the Price of Gold Bullion set forth under “The Index—Index Level Calculation” in this pricing supplement.

If the valuation date is postponed, the repurchase date (or in the case of the final valuation date, the maturity date) will also be postponed to the third business day immediately following the valuation date (or final valuation date, as the case may be), as postponed.  Any such postponement or determinations by the calculation agent may adversely affect your return on the ETNs.  In addition, no interest or other payment will be payable as a result of such postponement.  See “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” and Specific Terms of the ETNs—Payment at Maturity.”

You will have no rights in the Index, gold or U.S. Treasury bills, and you have no rights against the Index Sponsor or Index calculation agent

The ETNs track the Index, which in turn uses a systematic trend-following strategy to track the return on the Price of Gold Bullion (if the Price of Gold Bullion is in a positive trend relative to its historical 200-Index business day simple moving average) or the Cash Rate (if the Price of Gold Bullion is in a negative trend relative to its historical 200-Index business day simple moving average).

As an owner of the ETNs, you will not have the rights that investors in the Index, gold or U.S. Treasury bills have.  You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index, gold or U.S. Treasury bills, and you will not be entitled to receive distributions, if any, made on of the Index or U.S. Treasury bills.  Your ETNs will be paid in cash, and you will have no right to receive delivery of gold or any U.S. Treasury bills.

The LBMA and the London Gold Market Fixing Ltd. are not in any way involved in this offering and have no obligations relating to the ETNs or to the holders of the ETNs.  You will have no rights against the Index Sponsor or the Index calculation agent, even though the amount you receive at maturity or upon repurchase of your ETNs by us will depend on the level of the Index throughout the term of the ETNs.

The ETNs do not pay interest

We will not pay interest on the ETNs.  You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our debt securities, since the payment at maturity is based on the appreciation or depreciation of the Index, as reduced by the aggregate investor fee applicable to your ETNs.  Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs.  Any such reports, opinions or recommendations could affect the value of the Index and therefore the market price of the ETNs

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the ETNs or express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the ETNs.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

The U.S. federal income tax consequences of an investment in the ETNs are uncertain

As of the date of this pricing supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the ETNs, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the ETNs are uncertain, and the IRS or a court might not agree with the treatment of the ETNs as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the ETNs could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Index

The Index closing level on each Index business day and the Daily Redemption Value will only reflect the London Gold P.M. Fixing Price

S&P Opco, LLC, as the Index calculation agent, will calculate and disseminate the Index level throughout each Index business day.  Even though the level of the Index depends on the prices of gold bullion published by the LBMA, which publishes such prices only twice a day—once based on the morning gold fixing price (also known as the “London Gold A.M. Fixing Price”), and a second time based on the London Gold P.M. Fixing Price—the level of the Index will change only once a day, reflecting the London Gold P.M. Fixing Price.

In addition, the Price of Gold Bullion Trend will be determined only by comparing London Gold P.M. Fixing Price to the moving average of the London Gold P.M. Fixing Price for the period of 200 consecutive Index business days.  The London Gold A.M. Fixing Price is not used to determine the Price of Gold Bullion Trend.  Consequently, the closing level of the Index on each Index business day and the Daily Redemption Value of the ETNs will only reflect changes in the London Gold P.M. Fixing Price, and will not reflect any changes in the London Gold A.M. Fixing Price.

The Index has limited actual history and may perform in unexpected ways

The Index was established on January 24, 2011 and, therefore, has limited actual history and may perform in unexpected ways.  However, The Royal Bank of Scotland plc, as the Index Sponsor, and S&P Opco, LLC, as the Index calculation agent have retrospectively calculated Index closing levels (on an approximate basis) to illustrate how the Index would have performed had it existed in the past using the methodology of the Index as it exists today.  The retrospectively calculated Index closing levels were calculated based on historical data for the Price of Gold Bullion and the Cash Rate.  The retrospectively calculated and historical Index closing levels, Prices of Gold Bullion and the Cash Rate should not be taken as an indication of future performance, and no assurance can be given as to the Index closing level, Price of Gold Bullion or the Cash Rate on any given date.

The Index is expected to perform poorly in volatile markets, especially over short-term periods

An investment in the ETNs carries the risks associated with the Index’s systematic trend-following strategy.  This strategy generally seeks to capitalize on positive trends in the Price of Gold Bullion determined based on the Price of Gold Bullion relative to the simple average of Prices of Gold Bullion over the immediately preceding 200 Index business days.  This systematic trend-following strategy is different from a strategy that seeks long-term long-only exposure to an asset.  In particular, the Index is expected to perform poorly in non-trending markets characterized by short-term volatility when the Price of Gold Bullion either remains flat or is subject to short-term fluctuations.  For example, the Index may fail to realize gains that could occur as a result of tracking the Price of Gold Bullion when the Price of Gold Bullion increases, but after which the Price of Gold Bullion experiences a sudden decline.  We cannot assure you that the systematic trend-following strategy used to construct the Index will be successful or that it will outperform any alternative strategy that might be constructed from the Price of Gold Bullion and the Cash Rate.

The Index may underperform the Price of Gold Bullion

The Index uses a systematic trend-following strategy to track the return on the Price of Gold Bullion (if the Price of Gold Bullion is in a positive trend relative to its historical 200-Index business day simple moving average) or the Cash Rate (if the Price of Gold Bullion is in a negative trend relative to its historical 200-Index business day simple moving average).  Thus, the Index aims to mitigate, to some extent, the volatility of the Price of Gold Bullion by tracking the Cash Rate (instead of the Price of Gold Bullion) if the Price of Gold Bullion is below its historical 200-Index business day simple moving average.

However, the Price of Gold Bullion trend will not switch from positive to negative (or conversely, from negative to positive) unless and until the Price of Gold Bullion is below its historical 200-Index business day simple moving average for five consecutive Index business days (or conversely, at or above its historical 200-Index business day simple moving average for five consecutive Index business days).  Further, once the Price of Gold Bullion trend switches from positive to negative (or conversely, from negative to positive), the Index will not start tracking the Cash Rate (or conversely, the Price of Gold Bullion) until the second Index business day immediately following the Index business day on which such Price of Gold Bullion trend switches.  For an illustration, please see the table under “The Index—Index Level Calculation—Index Return Source.”  This means that at least six consecutive Index business days will elapse after the Index business day on which the Price of Gold Bullion first drops below its historical 200-Index business day simple moving average (or conversely, first moves to or above such average) before the Index will switch from tracking the Price of Gold Bullion to the Cash Rate (or conversely, from the Cash Rate to the Price of Gold Bullion).  As a result, if the Index is in a positive trend, it may be adversely affected by a downward trend and/or volatility in the Price of Gold Bullion for up to six consecutive Index business days (or conversely, if the Index is in an overall negative trend, it may not benefit from an upward trend and/or volatility in the Price of Gold Bullion for up to six consecutive Index business days).  Movements in the Price of Gold Bullion over a period of six consecutive Index business days could be significant, and may have a material and adverse impact on the performance of the Index.  On any Index business day, the return on the Index may be greater than, less than or significantly less than the return on the Price of Gold Bullion.  As a result, the Index could underperform the Price of Gold Bullion.

We or our affiliates have and may continue to engage in business with or involving one or more of the banks who are members of the London Gold Market Fixing Ltd. without regard to your interests

The ETNs track the Index, which in turn uses a systematic trend-following strategy to track the return on gold based on the Price of Gold Bullion (if the Price of Gold Bullion is in a positive trend relative to its historical 200-Index business day simple moving average), or the Cash Rate (if the Price of Gold Bullion is in a negative trend relative to its historical 200-Index business day simple moving average).  The Price of Gold Bullion is determined daily by the London Gold Market Fixing Ltd, comprised of Barclays Capital, ScotiaMocatta, Deutsche Bank, Societe Generale and HSBC Investment Banking Group, and published by the LBMA.  We or our affiliates may presently or from time to time engage in business with one or more of the banks who are members of the

LBMA without regard to your interests, including extending loans to, making equity investments in or providing investment advisory services to one or more of such banks or their affiliates or subsidiaries.

You must rely on your own evaluation of the merits of an investment linked to the Index that tracks the Price of Gold Bullion and Cash Rate

In the ordinary course of our business, we or our affiliates may express views on expected movements in gold, the Price of Gold Bullion, gold futures, and may do so in the future.  In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to gold.  These research reports may or may not recommend that investors buy or hold gold and any such research reports could affect the Price of Gold Bullion.  These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to gold or the Price of Gold Bullion may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the Index from multiple sources, and you should not rely on the views expressed by our affiliates.

Adjustments to the Index or the formula, method or specifications used by the LBMA to calculate the Price of Gold Bullion could adversely affect the ETNs

S&P Opco, LLC, as the Index calculation agent, is responsible for calculating and maintaining the Index.  In certain circumstances, the Index calculation agent and the Index Sponsor may make certain methodological and other changes to the Index as described further under “The Index—Index Adjustment Events”, “The Index—Index Disruption Fallbacks” and “The Index—Change in Index Methodology.”  The Index Sponsor may also discontinue or suspend calculation or dissemination of the Index in the circumstances described under “The Index—Index Disruption Events” and “The Index—Termination of the Index” of this pricing supplement.

The Price of Gold Bullion on any given day is calculated by the London Gold Market Fixing Ltd. and published by the LBMA based on predetermined formulas, methods and specifications.  There can be no assurance that the method and/or formula used by the LBMA to calculate and publish the Price of Gold Bullion, or the specifications for gold used to determine the Price of Gold Bullion, will not change.  Changes in the specification, method and/or formula used by the London Gold Market Fixing Ltd. or the LBMA could reduce the Price of Gold Bullion.

Also, there can be no assurance that the bid and auction process by which the yield on 3-month U.S. Treasury bills, and consequently the Cash Rate, is determined will not change.  Changes in these processes or the method by which the yield on 3-month U.S. Treasury bills is determined could reduce the Cash Rate.

If one or more of these events occurs, the calculation of the amount payable at maturity or upon repurchase could be adjusted to reflect such event or events as described under “Specific Terms of the ETNs—Discontinuation or Modification of the Index” of this pricing supplement.  Any of these actions could adversely affect the amount payable at maturity or repurchase and/or the market price of the ETNs.  The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

The Index comprises notional assets

The exposures to gold and to U.S. Treasury bills are purely notional and will exist solely in the records maintained by or on behalf of the Index calculation agent.  There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  Consequently, you will not have any claim against or on the Index, gold or any U.S. Treasury bills.

Potential conflicts of interest between holders of the ETNs and us, in our capacity as the Index Sponsor, may exist

The methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor, an affiliate of RBSG and RBSSI.  As the Index Sponsor, we are responsible for the Index Methodology (as defined under “The Index—Index Methodology” below) that the Index calculation agent will use in order to calculate the level of the Index.  We have the ability to take certain actions with respect to the Index Methodology, including actions that could affect the level of the Index or the value of your ETNs.  Because determinations made by us, as the Index Sponsor, may affect the daily redemption value, potential conflicts of interest may exist between our role as the issuer of the ETNs and our role as the Index Sponsor, and you.  As the Index Sponsor, we are the final authority on the Index and the interpretation of the Index Methodology.  We have no obligation to consider your interests as a holder of the ETNs in taking any actions that may affect the level of the Index and therefore the value of your ETNs.

Risks Relating to the Cash Rate

The Cash Rate will be determined based on the weekly auction rate for 3-month U.S. Treasury bills

The auction rate for 3-month U.S. Treasury bills is determined when the U.S. Treasury holds auctions, which is typically on a weekly basis.  Because the Cash Rate is determined in reference to this weekly auction, the Cash Rate will not reflect the most current prevailing prices for 3-month U.S. Treasury bills because changes in the trading price of 3-month U.S. Treasury bills in the inter-dealer market will not be taken into account.

The Cash Rate will be affected by a number of factors outside of our control

The Cash Rate will depend on a number of factors that can affect the value of U.S. Treasury bills, including, but not limited to:

•	changes in, or perceptions about, future interest rates;

•	general economic conditions;

•	supply and demand for U.S. Treasury bills;

•	prevailing interest rates; and

•	policy of the Federal Reserve Board regarding interest rates.

These and other factors may have an adverse impact on the Cash Rate, and therefore the value of the ETNs and any payment at maturity or upon early repurchase or redemption.  In addition, these and other factors may have an adverse impact on the value of your ETNs in the secondary market.

The Cash Rate may be volatile

The Cash Rate is subject to volatility due to a variety of factors affecting interest rates generally, including, but not limited to:

•	sentiment regarding underlying strength in the U.S. and global economies;

•	expectation regarding the level of price inflation;

•	sentiment regarding credit quality in U.S. and global credit markets;

•	central bank policy regarding interest rates; and

•	performance of capital markets.

Decreases in the Cash Rate at a time when the Index is tracking the Cash Rate will have an adverse impact on the Index and, therefore, the value of the ETNs and any payment at maturity or upon early repurchase or redemption.  When tracking the Cash Rate, the daily redemption value of the ETNs will be negatively impacted on each day that the Cash Rate is lower than the annual investor fee.

HYPOTHETICAL EXAMPLES

The following examples show how the ETNs would perform in hypothetical circumstances, based on the assumptions described below for each of the examples, over a period of 10 years, 10 days or 12 months, as the case may be.  For ease of analysis and presentation, the numbers appearing in the following examples have been rounded.

These examples highlight the behavior of the daily redemption value of the ETNs in different hypothetical circumstances.  They are not indicative of actual results.  Any payment you will be entitled to receive on your ETNs is subject to the ability of The Royal Bank of Scotland plc as the issuer of the ETNs, and The Royal Bank of Scotland Group plc as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Example 1. A hypothetical increase in the level of the Index.

This example assumes an initial Index closing level of 3,000 and that the Index increases by approximately 45% over an assumed term of the ETNs of 10 years.  For simplicity, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.00% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	3,000.00				$25.00
1	3,180.76	1.060255	0.80%	99.20%	$26.29	6.03%	5.18%
2	3,510.61	1.103701	0.97%	99.03%	$28.74	10.37%	9.30%
3	3,435.98	0.978740	0.55%	99.45%	$27.97	-2.13%	-2.66%
4	3,555.69	1.034842	0.84%	99.16%	$28.71	3.48%	2.61%
5	3,735.76	1.050641	0.95%	99.05%	$29.87	5.06%	4.07%
6	3,840.45	1.028024	0.92%	99.08%	$30.43	2.80%	1.86%
7	4,126.02	1.074359	0.93%	99.07%	$32.39	7.44%	6.44%
8	4,080.92	0.989069	0.60%	99.40%	$31.84	-1.09%	-1.69%
9	4,260.37	1.043974	0.96%	99.04%	$32.92	4.40%	3.40%
10	4,350.00	1.021037	0.83%	99.17%	$33.33	2.10%	1.26%

Hypothetical returns:
Annualized Index Return:	3.79%	Cumulative Index Return:	45.00%
Annualized ETN Return:	2.92%	Cumulative ETN Return:	33.34%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 2. A hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 3,000 and that the Index decreases by approximately 45% over an assumed term of the ETNs of 10 years.  For simplicity, as for example 1 above, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.00% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	3,000.00				$25.00
1	2,970.00	0.990000	0.55%	99.45%	$24.61	-1.00%	-1.54%
2	2,700.00	0.909091	0.84%	99.16%	$22.19	-9.09%	-9.85%
3	3,018.68	1.118028	0.90%	99.10%	$24.58	11.80%	10.80%
4	2,550.68	0.844965	0.80%	99.20%	$20.61	-15.50%	-16.18%
5	2,475.45	0.970508	0.63%	99.37%	$19.87	-2.95%	-3.56%
6	2,295.30	0.927225	0.72%	99.28%	$18.29	-7.28%	-7.95%
7	2,010.68	0.875997	0.93%	99.07%	$15.88	-12.40%	-13.22%
8	2,130.51	1.059599	0.60%	99.40%	$16.72	5.96%	5.32%
9	1,914.51	0.898616	0.96%	99.04%	$14.88	-10.14%	-11.00%
10	1,650.00	0.861839	0.83%	99.17%	$12.72	-13.82%	-14.53%

Hypothetical returns:
Annualized Index Return:	-5.80%	Cumulative Index Return:	-45.00%
Annualized ETN Return:	-6.53%	Cumulative ETN Return:	-49.12%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 3. A hypothetical increase followed by a hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 3,000 and that the Index increases by approximately 25% during the first five years, but then decreases to below its original level during the next five years of an assumed term of the ETNs of 10 years.  For simplicity, as for examples 1 and 2 above, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.00% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	3,000.00				$25.00
1	3,180.76	1.060255	0.98%	99.02%	$26.25	6.03%	4.99%
2	3,345.35	1.051743	0.97%	99.03%	$27.34	5.17%	4.15%
3	3,564.68	1.065563	1.00%	99.00%	$28.84	6.56%	5.49%
4	3,690.69	1.035351	1.00%	99.00%	$29.56	3.54%	2.50%
5	3,750.00	1.016070	0.78%	99.22%	$29.80	1.61%	0.81%
6	3,450.35	0.920092	0.83%	99.17%	$27.19	-7.99%	-8.75%
7	3,301.25	0.956787	0.90%	99.10%	$25.78	-4.32%	-5.18%
8	3,150.80	0.954426	0.93%	99.07%	$24.38	-4.56%	-5.44%
9	2,850.17	0.904586	0.85%	99.15%	$21.86	-9.54%	-10.31%
10	2,812.50	0.986785	0.90%	99.10%	$21.38	-1.32%	-2.21%

Hypothetical returns:
Annualized Index Return:	-0.64%	Cumulative Index Return:	-6.25%
Annualized ETN Return:	-1.55%	Cumulative ETN Return:	-14.47%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 4. An illustration of the Index switching from tracking the Price of Gold Bullion to the Cash Rate.

This example assumes an initial Index closing level of 3,000 and illustrates the impact on the return on the Index and on the ETNs over a period of 10 valuation dates of the Index switching from tracking the Price of Gold Bullion, to tracking the Cash Rate, and back to tracking the Price of Gold Bullion again.  Unlike examples 1, 2 and 3 above, this example reflects the actual annual investor fee that would apply on each valuation date based on whether the Index is tracking the Price of Gold Bullion or the Cash Rate on each such valuation date.

					A	B	C’	C	D	E
Day	Price of Gold Bullion	Daily Return on Price of Gold Bullion	Price of Gold Simple Moving Average	Index Return Source	Index Closing Level	Index Factor	Annual Investor Fee	Investor Fee	Fee Factor	Daily Redemption Value
T	(in USD)		(in USD)			At / At-1		C’ × Day-Count Fraction	1 – C	Et-1 × Bt × Dt
0	1,300.00		1,319.21	Price of Gold Bullion	3000.00					$25.00
1	1,301.41	0.11%	1,319.03	Price of Gold Bullion	3003.25	1.001082	1.00%	0.000027	99.9973%	$25.03
2	1,303.23	0.14%	1,319.88	Cash Rate	3007.46	1.001403	0.50%	0.000014	99.9986%	$25.06
3	1,325.41	1.70%	1,320.67	Cash Rate	3058.64	1.017018	0.50%	0.000014	99.9986%	$25.49
4	1,322.16	-0.25%	1,321.34	Cash Rate	3051.14	0.997548	0.50%	0.000014	99.9986%	$25.42
5	1,346.81	1.86%	1,322.10	Cash Rate	3108.02	1.018644	0.50%	0.000014	99.9986%	$25.90
6	1,338.95	-0.58%	1,322.75	Cash Rate	3089.89	0.994165	0.50%	0.000014	99.9986%	$25.75
7	1,357.63	1.39%	1,323.48	Cash Rate	3132.99	1.013949	0.50%	0.000014	99.9986%	$26.11
8	1,356.81	-0.06%	1,324.09	Cash Rate	3131.09	0.999394	0.50%	0.000014	99.9986%	$26.09
9	1,334.28	-1.66%	1,324.59	Price of Gold Bullion	3079.11	0.983397	1.00%	0.000027	99.9973%	$25.66
10	1,306.44	-2.09%	1,324.96	Price of Gold Bullion	3014.86	0.979137	1.00%	0.000027	99.9973%	$25.12

Hypothetical returns:
	Cumulative Index Return:	0.50%
	Cumulative ETN Return:	0.48%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 5. An illustration of the potential impact on the Index from a hypothetical significant decline in the Price of Gold Bullion.

This example assumes an initial Index closing level of 3,000 and illustrates the impact on the return on the Index and on the ETNs over a period of 10 valuation dates where the Index is tracking the Price of Gold Bullion and the Price of Gold Bullion experiences a significant decline in price for a number of valuation dates before the Index switches to tracking the Cash Rate.  As for example 4 above, but unlike examples 1, 2 and 3 above, this example reflects the actual annual investor fee that would apply on each valuation date based on whether the Index is tracking the Price of Gold Bullion or the Cash Rate on each such valuation date.

					A	B	C’	C	D	E
Day	Price of Gold Bullion	Daily Return on Price of Gold Bullion	Price of Gold Simple Moving Average	Index Return Source	Index Closing Level	Index Factor	Annual Investor Fee	Investor Fee	Fee Factor	Daily Redemption Value
t	(in USD)		(in USD)			At / At-1		C’ × Day-Count Fraction	1 – C	Et-1 × Bt × Dt
0	1,300.00		1,250.71	Price of Gold Bullion	3000.00					$25.00
1	1,306.36	0.49%	1,251.03	Price of Gold Bullion	3014.68	1.004893	1.00%	0.000027	99.9973%	$25.12
2	1,321.56	1.16%	1,252.17	Price of Gold Bullion	3049.74	1.011631	1.00%	0.000027	99.9973%	$25.41
3	1,282.52	-2.95%	1,253.47	Price of Gold Bullion	2959.66	0.970463	1.00%	0.000027	99.9973%	$24.66
4	1,252.48	-2.34%	1,254.65	Price of Gold Bullion	2890.33	0.976575	1.00%	0.000027	99.9973%	$24.08
5	1,187.85	-5.16%	1,255.41	Price of Gold Bullion	2741.20	0.948403	1.00%	0.000027	99.9973%	$22.84
6	944.74	-20.47%	1,254.84	Price of Gold Bullion	2180.16	0.795331	1.00%	0.000027	99.9973%	$18.17
7	995.12	5.33%	1,254.50	Price of Gold Bullion	2296.42	1.053327	1.00%	0.000027	99.9973%	$19.13
8	1,085.67	9.10%	1,254.57	Price of Gold Bullion	2505.38	1.090994	1.00%	0.000027	99.9973%	$20.87
9	1,043.10	-3.92%	1,254.38	Price of Gold Bullion	2407.16	0.960794	1.00%	0.000027	99.9973%	$20.05
10	1,042.97	-0.01%	1,254.15	Cash Rate	2406.87	0.999879	0.50%	0.000014	99.9986%	$20.05

Hypothetical returns:
	Cumulative Index Return:	-19.77%
	Cumulative ETN Return:	-19.79%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 6. An illustration of the potential impact of the Index having exposure to the Cash Rate for an extended period of time in a low interest rate environment.

This example assumes an initial Index closing level of 3,000 and that the Index has exposure to the Cash Rate at all times during a 12-month period.  It illustrates the impact on the return on the Index and on the ETNs over the 12-month period where the Cash Rate (i.e., the yield on 3-month U.S. Treasury bills) is below the annual investor fee (which, in this scenario, is 0.50% per annum) and the Index nevertheless continues to track the Cash Rate.  Because the Index is assumed to be tracking the Cash Rate, the applicable annual investor fee in this example is 0.50% during that period of time.  For simplicity, the index factor, the annual investor fee, the fee factor and the daily redemption value are determined for purposes of this example only once a month, rather than on each valuation date.

		A	B	C	D	E	F’	G’
Month	Cash Rate	Index Closing Level	Index Factor	Annual Investor Fee	Fee Factor	Daily Redemption Value	Monthly Index Return	Monthly ETN Return
t			At / At-1		1 – (C × Day-Count Fraction)	Et-1 × Bt × Dt
0	0.25%	3,000.00		0.50%		$25.00
1	0.20%	3,000.90	1.000300	0.50%	99.96%	$25.00	0.03%	-0.01%
2	0.19%	3,001.80	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
3	0.21%	3,002.70	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
4	0.24%	3,003.60	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
5	0.17%	3,003.60	1.000000	0.50%	99.96%	$24.98	0.00%	-0.04%
6	0.19%	3,004.50	1.000300	0.50%	99.96%	$24.97	0.03%	-0.01%
7	0.16%	3,004.50	1.000000	0.50%	99.96%	$24.96	0.00%	-0.04%
8	0.26%	3,005.40	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%
9	0.30%	3,006.31	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%
10	0.31%	3,007.21	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%

11	0.32%	3,008.11	1.000300	0.50%	99.96%	$24.95	0.03%	-0.01%
12	0.33%	3,009.01	1.000300	0.50%	99.96%	$24.95	0.03%	-0.01%

Hypothetical returns:
	Cumulative Index Return:	0.30%
	Cumulative ETN Return:	-0.20%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs. We cannot predict the actual Index closing level or daily redemption value on any valuation date, nor can we predict the relationship between the Index closing level and the market price of your ETNs at any time. Accordingly, the actual amount that a holder of the ETNs will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the ETNs will depend on the actual daily redemption value on the relevant valuation date, which reflects the effect of the investor fee. Further, the actual amount that a holder of the ETNs will receive if the ETNs were to be sold prior to maturity will depend on the market price of the ETNs at that time, which may differ from the daily redemption value of the ETNs. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, at maturity or on upon early repurchase or redemption may be very different from the information reflected in the tables above.

THE INDEX

The RBS Gold TrendpilotTM Index (USD) (the “Index”) was created by The Royal Bank of Scotland plc (the “Index Sponsor”).  The Index was established on January 24, 2011 with an Index closing level equal to 3,508.10.  The Index was developed with a base value of 144.75 (the “Index Base Value”) on October 20, 1975 (the “Index Base Date”).  The Index tracks either the Price of Gold Bullion (as defined below) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate” and, together with the Price of Gold Bullion, the “Index Components”), depending on whether the Price of Gold Bullion is observed to be in a positive or negative trend as determined in accordance with the methodology described below.  As of the date of this pricing supplement, the Index tracks the Cash Rate.

The “Price of Gold Bullion” on any given day means the spot price of physical gold, as measured by the afternoon gold fixing price (also known as the “London Gold P.M. Fixing Price”) per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and published by the LBMA, on such day.  The Price of Gold Bullion is also published on Bloomberg page “GOLDLNPM Index.”

Information contained in any Bloomberg page (or on any successor page) referenced below is not incorporated by reference in this pricing supplement.

Index Methodology

The Index level will be calculated using the Index methodology published by the Index Sponsor (the “Index Methodology”).  The Index utilizes a systematic trend-following strategy that provides exposure to either the Price of Gold Bullion or the Cash Rate, depending on the relative performance of the Price of Gold Bullion on a simple historical moving average basis.  If the Price of Gold Bullion is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Price of Gold Bullion and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the Price of Gold Bullion is below its historical 200-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Price of Gold Bullion until two Index business days after the next positive trend occurs.  The rules for determining whether the Price of Gold Bullion is in a positive or negative trend is described under “—Index Level Calculation” below.

The Index aims to mitigate, to some extent, the volatility of the Price of Gold Bullion by tracking the Cash Rate (instead of the Price of Gold Bullion) if the Price of Gold Bullion is below its historical 200-Index business day simple moving average.

However, the Price of Gold Bullion trend will not switch from positive to negative (or conversely, from negative to positive) unless and until the Price of Gold Bullion is below its historical 200-Index business day simple moving average for five consecutive Index business days (or conversely, at or above its historical 200-Index business day simple moving average for five consecutive Index business days).  Further, once the Price of Gold Bullion trend switches from positive to negative (or conversely, from negative to positive), the Index will not start tracking the Cash Rate (or conversely, the Price of Gold Bullion) until the second Index business day immediately following the Index business day on which the Price of Gold Bullion trend switches.  For an illustration, please see the table under “—Index Level Calculation—Index Return Source” herein.  This means that at least six consecutive Index business days will elapse after the Index business day on which the Price of Gold Bullion first drops below its historical 200-Index business day simple moving average (or conversely, first moves to or above such average) before the Index will switch from tracking the Price of Gold Bullion to the Cash Rate (or conversely, from the Cash Rate to the Price of Gold Bullion).  As a result, if the Index is in a positive trend, it may be adversely affected by a downward trend and/or volatility in the Price of Gold Bullion for up to six consecutive Index business days (or conversely, if the Index is in an overall negative trend, it may not benefit from an upward trend and/or volatility in the Price of Gold Bullion for up to six consecutive Index business days).  Accordingly, the strategy employed by the Index does not eliminate exposure to volatility in the Price of Gold Bullion.

Index Level Calculation

Summary

The Index is calculated, and a value for the Index (the “Index Level”) is published, on each Index business day that is not a disrupted day as defined under “—Index Disruption Events” below.

An “Index business day” means any day on which (a) afternoon gold price fixings are held and the Price of Gold Bullion is published by the Exchange for gold, and (b) the Exchange for 3-month U.S. Treasury bills is scheduled to open for its regular trading session for at least three hours in accordance with its holidays and hours schedule.

“Exchange” means (a) in respect of gold, the primary exchange, trading market or association where gold is traded, which shall initially be the LBMA, and (b) in respect of 3-month U.S. Treasury bills, the exchange, trading market or quotation system, or any substitute exchange, trading market or quotation system, in which trading of 3-month U.S. Treasury bills or derivatives that reference 3-month U.S. Treasury bills principally occurs, in each case as determined by the Index Sponsor.

For the avoidance of doubt, each of the U.S. holidays of Columbus Day and Veteran’s Day will be an Index business day, provided that the afternoon gold price fixings are held and the Price of Gold Bullion is published by the Exchange on such days.

The Index Level on any Index business day is based on the Index Level on the previous Index business day and the performance of the applicable return source (the “Index Return Source”), which is either the Price of Gold Bullion (if the Price of Gold Bullion is in a positive trend) or the Cash Rate (if the Price of Gold Bullion is in a negative trend).

Thus, for any Index business day, the Index Level is equal to:

•	the Index Level on the immediately preceding Index business day in respect of which the Index Level was last determined, multiplied by

•	the return from the applicable Index Return Source for such Index business day.

See “—Detailed Calculation of Index Level” below for additional information.

The return on the Price of Gold Bullion for any Index business day in respect of which the Index Level is being determined is equal to the Price of Gold Bullion on such Index business day, divided by the Price of Gold Bullion on the immediately preceding Index business day in respect of which the Index Level was last determined.  The Price of Gold Bullion will be determined by the Index calculation agent, unless in the judgment of the Index calculation agent and the Index Sponsor, both acting in good faith, such price reflects a manifest error.

The return on the Cash Rate is calculated based on the most recent 91-day auction high rate for U.S. Treasury bills as published on Bloomberg page “USB3MTA Index” (or on any successor page) (the “T-Bill Auction Rate”)—such auction is typically held on a weekly basis by the U.S. Treasury.  The Cash Rate reflects the yield to maturity for a hypothetical notional investment in 3-month U.S. Treasury bills at the T-Bill Auction Rate translated into a daily return.

Price of Gold Bullion Trend

The trend of the Price of Gold Bullion on any Index business day (the “Price of Gold Bullion Trend”) is determined by comparing (a) the Price of Gold Bullion to (b) the simple moving average of the Price of Gold Bullion for the period of 200 consecutive Index business days ending on, and including, such Index business day (the “Price of Gold Simple Moving Average”).

For any Index business day, the Price of Gold Bullion Trend will be “positive” if the Price of Gold Bullion is equal to or greater than the Price of Gold Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  Conversely, the Price of Gold Bullion Trend will be “negative” for any Index business day if the Price of Gold Bullion is less than the Price of Gold Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.

If neither of those conditions is satisfied, then the Price of Gold Bullion Trend will be the same as the Price of Gold Bullion Trend on the immediately preceding Index business day.

The Price of Gold Bullion is determined as set forth above.  The Price of Gold Simple Moving Average for any particular Index business day is equal to the sum of the Prices of Gold Bullion for each of the 200 consecutive Index business days ending on, and including, such Index business day, divided by 200.

Index Return Source

The Index Level for any Index business day is calculated based on the Index Level on the immediately preceding Index business day and the value determined based on the return on the applicable Index Return Source on such Index business day.  The Index Return Source for any Index business day, in turn, depends on the Price of Gold Bullion Trend on the second Index business day immediately preceding such Index business day (such preceding Index business day, the “trend determination date”).

If the Price of Gold Bullion Trend is positive for the trend determination date related to any Index business day, and (i) if the Index Return Source on the immediately preceding Index business day was the Cash Rate, then the Index will switch to tracking the Price of Gold Bullion on such Index business day, and (ii) conversely, if the Index Return Source on the immediately preceding Index business day was the Price of Gold Bullion, then the Index will continue to track the Price of Gold Bullion.  If the Price of Gold Bullion Trend is negative, on the other hand, and (i) if the Index Return Source on the immediately preceding Index business day was the Price of Gold Bullion, then the Index will switch to tracking the Cash Rate on such Index business day, and (ii) conversely, if the Index Return Source on the immediately preceding Index business day was the Cash Rate, then the Index will continue to track the Cash Rate.

The Price of Gold Bullion Trend will switch only if there have been five consecutive Index business days where Prices of Gold Bullion have been uniformly (a) below the Price of Gold Simple Moving Average, in the case of the Price of Gold Bullion Trend switching from positive to negative or (b) at or above the Price of Gold Simple Moving Average, in the case of the Price of Gold Bullion Trend switching from negative to positive.  The Index will implement the change in the reference exposure at the open of trading on the second Index business day immediately following the Index business day on which the Price of Gold Bullion Trend switches from positive to negative or from negative to positive, as the case may be.

By way of illustration, the table below sets forth values for the Price of Gold Bullion and the Price of Gold Simple Moving Average for the period from December 27, 2006 to January 30, 2007.    As set forth in that table, on January 10, 2007, the Price of Gold Bullion Trend was positive and if the Index existed at the time, it would have tracked the Price of Gold Bullion.  On January 11, 2007, the Price of Gold Bullion was below the Price of Gold Simple Moving Average for each of the five Index business days ending on, and including, January 11, 2007, thereby changing the Price of Gold Bullion Trend from positive to negative.  As a consequence, as of the close of the market on January 12, 2007, the Index stopped tracking the Price of Gold Bullion and commenced tracking the Cash Rate.  The Cash Rate exposure hence started contributing to the performance of the Index as of the open of the market on January 15, 2007.  Thus, the Index did not switch from tracking the Price of Gold Bullion to tracking the Cash Rate until the open of the market on the seventh Index business day following the first day on which the Price of Gold Bullion was below the Price of Gold Simple Moving Average.

The Price of Gold Bullion Trend changed again on January 18, 2007 when the Price of Gold Bullion was at or above the Price of Gold Simple Moving Average for each of the five consecutive Index business days ending on, and including, January 18, 2007.  Therefore, as of the close of the market on January 19, 2007, the Index stopped referencing the Cash Rate and started tracking the Price of Gold Bullion.  The Price of Gold Bullion exposure hence started contributing to the performance of the Index as of the open of the market on January 22, 2007.  Thus, the Index did not switch from tracking the Cash Rate to tracking the Price of Gold Bullion until the open of the market on the seventh Index business day following the first day on which the Price of Gold Bullion was at or above the Price of Gold Simple Moving Average.

The Prices of Gold Bullion set forth in the table below are as published on Bloomberg page “GOLDLNPM <Index>” (or on any successor page).  Because the Index was only created on January 24, 2011, the Index Sponsor and the Index calculation agent have retrospectively calculated the Price of Gold Simple Moving Average for the dates set forth in the table below (determined on an approximate basis).  For the sake of simplicity, the table shows results rounded to two decimal places of precision.  However, the Index itself will be calculated using fifteen decimal places, as described under “—Index Calculation Agent.”

Index Business Day	Price of Gold Bullion (“PGB”) (in USD)	Price of Gold Simple Moving Average (“PGBMA”) (in USD)	Number of Consecutive Index Business Days where PGB ≥ PGBMA	Number of Consecutive Index Business Days where PGB < PGBMA	Price of Gold Bullion Trend at the end of Index Business Day	Index Return Source
12/27/06	628.50	616.11	4	0	Positive	Price of Gold Bullion
12/28/06	632.00	616.55	5	0	Positive	Price of Gold Bullion
01/02/07	639.75	617.02	6	0	Positive	Price of Gold Bullion
01/03/07	642.60	617.45	7	0	Positive	Price of Gold Bullion
01/04/07	628.70	617.83	8	0	Positive	Price of Gold Bullion
01/05/07	609.50	618.12	0	1	Positive	Price of Gold Bullion
01/08/07	609.50	618.38	0	2	Positive	Price of Gold Bullion
01/09/07	609.60	618.70	0	3	Positive	Price of Gold Bullion
01/10/07	608.40	618.98	0	4	Positive	Price of Gold Bullion
01/11/07	612.00	619.31	0	5	Negative	Price of Gold Bullion
01/12/07	619.75	619.63	1	0	Negative	Price of Gold Bullion
01/15/07	627.00	619.94	2	0	Negative	Cash Rate
01/16/07	627.05	620.23	3	0	Negative	Cash Rate
01/17/07	626.50	620.54	4	0	Negative	Cash Rate
01/18/07	635.00	620.80	5	0	Positive	Cash Rate
01/19/07	629.00	621.03	6	0	Positive	Cash Rate
01/22/07	639.00	621.29	7	0	Positive	Price of Gold Bullion
01/23/07	642.50	621.56	8	0	Positive	Price of Gold Bullion
01/24/07	642.10	621.84	9	0	Positive	Price of Gold Bullion
01/25/07	651.75	622.14	10	0	Positive	Price of Gold Bullion
01/26/07	645.50	622.42	11	0	Positive	Price of Gold Bullion
01/29/07	644.75	622.65	12	0	Positive	Price of Gold Bullion
01/30/07	645.20	622.89	13	0	Positive	Price of Gold Bullion

Detailed Calculation of Index Level

The Index Level for any Index business day, as described above (which does not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs), is calculated according to the following equations:

Where:

And:

It	=	the Index Level on Index business day t, where on the Index Base Date, the Index BaseValue is 144.75.

Zt	=
the value of the trend indicator for Index business day t (with a value of “1” indicating that the Price of Gold Bullion Trend is positive for such Index business day, a value of “0” indicating that the Price of Gold Bullion Trend is negative for such Index business day, and a value of “Zt” indicating that the Price of Gold Bullion Trend is the same as the immediately preceding Index business day).

PGBRt	=	the return on the Price of Gold Bullion for Index business day t.

CRt	=	the Cash Rate for Index business day t.

d	=	the number of calendar days that have elapsed between Index business day t-1 and Index	business day t.

PGBt	=	the Price of Gold Bullion on Index business day t.

BILLt	=
the 91-day auction high rate for U.S. Treasury bills which is effective for Index business day t, as reported by the U.S. Department of the Treasury on the most recent of the weekly auction dates prior to such Index business day t, and as published on Bloomberg page “USB3MTA Index” or any successor page.  Where applicable, the value will be translated into a percentage value.

PGBMAt	=	the Price of Gold Simple Moving Average for Index business day t.

Retrospectively Calculated and Actual Historical Index Performance

See the section “Summary—How have the Index and the ETNs performed historically?” for actual historical Cash Rate data, retrospectively calculated and actual historical Index data, along with comparisons to the Price of Gold Bullion.

Index Calculation Agent

S&P Opco, LLC, or another party designated by the Index Sponsor (as defined below), will act as the calculation agent for the Index (the “Index calculation agent”) and will be responsible for calculating the level of the Index using the Index Methodology published by the Index Sponsor.  The Index Sponsor will be the final authority on the Index and the interpretation of the Index Methodology.

The Index calculation agent will calculate the Index Level for each Index business day.  The Index Level will be displayed on Bloomberg page “TPGLDUT <Index>” (or on any successor page) by no later than 11:00 a.m. (New York City time) on each Index business day.  Intraday Index levels will be published by the Index calculation agent via the New York Stock Exchange under ticker symbol “TPGLDUT.”  The Index Level will not be published on any day on which the Index Level is not calculated, whether because such day is a disrupted day (as defined under “—Index Disruption Events” below) or otherwise.  All numerical values for the Index will be rounded to fifteen decimal places.

In the event that the Index calculation agent or the Index Sponsor determines that a material error has occurred in the calculation of the Index, the Index calculation agent, having consulted, or having been consulted by, the Index Sponsor, will endeavor to correct such error on a date agreed by the Index Sponsor.  If a material error is corrected, the Index Sponsor will apply the correction from the relevant date forward.

The Index is the property of the Index Sponsor, which has contracted with S&P Dow Jones Indices to maintain and calculate the Index.  S&P Dow Jones Indices, its affiliates and their third party licensors shall have no liability for any errors or omissions in calculating the Index.  S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed to S&P Dow Jones Indices.  S&P® is a trademark of SPFS and together with the “Calculated by S&P Custom Indices” and its related stylized andmark(s) have been licensed for use by the Index Sponsor.

Index Disruption Events

If, in the opinion of the Index Sponsor, any Index business day is a disrupted day (as defined below), the Index Level will not be published on such Index business day and will instead be calculated and published by the Index calculation agent on the next succeeding Index business day that is not a disrupted day, as determined by the Index Sponsor in good faith and subject to the index disruption fallbacks described under “—Index Disruption Fallbacks” below.

A “disrupted day” means any Index business day on which:

•	the Exchange fails to open for trading during its regular trading session;

•	an index disruption event (as defined below) occurs; or

•	an Index adjustment event (as defined under “—Index Adjustment Events” below) occurs.

An “index disruption event” means the occurrence or existence of any of the following events if, as determined by the Index Sponsor, it has a material impact on the Index:

•
it becomes impossible, on a certain Index business day, to obtain the Price of Gold Bullion (notwithstanding the availability of another price source for the trading of gold) or the price or rates for 3-month U.S. Treasury Bills (a “price source disruption”);

•
any suspension of, or limitation imposed on, trading by the Exchange or otherwise, and whether by reason of price movements exceeding limits permitted by the Exchange or otherwise (a “trading disruption”);

•
any event (other than an early closure, as defined below) that disrupts or impairs (as determined by the Index calculation agent and/or Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, any component of or instrument that is referenced by the Index (an “exchange disruption”);

•
on any Index business day and in respect of the 3-month U.S. Treasury bills, the closure of the Exchange prior to its scheduled closing time, unless such earlier closing is announced by the Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on the Exchange on such Index business day, and (b) the submission deadline for orders to be entered into the Exchange’s dealing system for execution on such Index business day (an “early closure”);

•
(a) the failure of trading to commerce, or the disappearance of trading, or permanent discontinuance of trading in gold, or (b) the disappearance of or permanent discontinuance of the Price of Gold Bullion, notwithstanding the availability of another price source for the trading in gold (the “disappearance of gold trading or the Price of Gold Bullion”);

•
in respect of gold, the occurrence since the Inception Date of a material change in the content, composition, constitution or specification of gold under the rules of the LBMA from time to time in effect (the “material change in content”); or

•	in respect of gold, the occurrence since the Inception Date of a material change in the formula for or method of calculating the Price of Gold Bullion by the LBMA (the “material change in formula”).

Index Adjustment Events

The Index Methodology may be adjusted, amended, deleted or otherwise altered by the Index Sponsor at any time, acting in good faith and with the consent of the Index calculation agent, if the Index is no longer calculable in accordance with the Index Methodology (any event or condition giving rise to the right to so adjust, amend, delete or alter the Index, an “Index adjustment event”).  Such adjustments may include, but are not limited to, adjustments required for clarification or for minor or technical reasons (including, without limitation, to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in the Index Methodology).

Index Disruption Fallbacks

If (a) five consecutive Index business days are disrupted days, or (b) the Index Sponsor determines that (i) there is a discontinuation in the publication of prices for any component of or instrument referenced by the Index, (ii) the use of any component of or instrument referenced by the Index has become prohibited, (iii) the sponsor of any component of or instrument referenced by the Index has changed the specifications of such instrument or component, (iv) any component of or instrument referenced by the Index is modified or changed in any other way (except for a previously announced modification), or (v) any component of or instrument referenced by the Index has been or is likely to become terminated, then the Index Sponsor will, in consultation with the Index calculation agent, have the right to:

•	accept the closing level or fixing price of any component of or instrument referenced by the Index published on any alternative price source;

•	if no alternative price source is available, select a substantially similar component for the Index or instrument to which the Index can be linked;

•	if no alternative price source or similar instrument or component is available, adjust, amend or otherwise alter this description of the Index; and

•	if none of the foregoing will achieve the objective of the Index as set forth above, permanently cease to calculate and/or disseminate levels for the Index.

Termination of the Index

The Index Sponsor may, at any time and without notice, terminate publication of the Index and proceed to ask the Index calculation agent to cease the calculation and dissemination of the Index.

Change in Index Methodology

No assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, without limitation, any changes to, or any suspension or termination of any components for which values must be determined in relation to the Index) will not arise that would, in the determination of the Index Sponsor, necessitate or make desirable a modification of, or change to, the Index Methodology.

Any change to, or modification of, the Index Methodology may be outside the technology employed by the Index calculation agent, and thus the Index calculation agent may not be able to calculate the Index following such change or modification.  In such event the Index Sponsor may, in its sole and absolute discretion, appoint a successor Index calculation agent.

Disclaimer

Although the Index Sponsor obtains price and return data from sources that it considers reliable, for example for the Price of Gold Bullion and the Cash Rate, the Index Sponsor will not independently verify such data, and neither does it guarantee the accuracy and/or completeness of any data included in this description of the Index, nor the accuracy of any Index Levels.

The Index Sponsor is under no obligation to advise any person or entity of any error in the Index (but may do so in its sole and absolute discretion).  References to the Price of Gold Bullion and the Cash Rate are included only to describe the components upon which the Index is based.  The Index is not in any way sponsored, endorsed or promoted by S&P or any Exchange.

The Royal Bank of Scotland plc owns all intellectual property rights to the Index and this description of the Index.  This description of the Index has been supplied by The Royal Bank of Scotland plc.  Any use of any intellectual property rights must be with the consent of The Royal Bank of Scotland plc.

Background on the Index Components

Price of Gold Bullion

We have derived all information contained in this pricing supplement regarding the Price of Gold Bullion from publicly available information.  We make no representation or warranty as to the accuracy or completeness of such information.

The Price of Gold Bullion on any given day means the spot price of physical gold, as measured by the London Gold P.M. Fixing Price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and published by the LBMA, on such day.  The Price of Gold Bullion is also published on Bloomberg page “GOLDLNPM Index.”

The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time.  Specific factors affecting the Price of Gold Bullion include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the Price of Gold Bullion is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events as well as wars and political and civil upheavals.  Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs in major gold producing nations such as South Africa, the United States and Australia, non-concurrent trading hours of gold markets and short-term changes in supply and demand because of trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Cash Rate

The Cash Rate is the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, which are short-dated debt instruments that are issued on a regular basis by the U.S. Treasury.

The U.S. Treasury issues Treasury bills, including 3-month Treasury bills, at a discount at public auctions, typically on a weekly basis.  Two types of bids are accepted.  With a competitive bid, the bidder specifies the discount rate it will accept.  With a non-competitive bid, the bidder agrees to accept the discount rate set at auction.  At the close of an auction, the U.S. Treasury accepts all non-competitive bids that comply with the auction rules, and then accepts competitive bids in ascending order in terms of their discount rates (from lowest to highest) until the quantity of accepted bids reaches the offering amount.  All bidders, competitive and non-competitive, will receive the same discount rate or yield at the highest accepted bid.  This highest accepted bid is the auction high rate.  The Index references the most recent auction high rate for 3-month Treasury bills as reported by the U.S. Department of the Treasury and displayed on Bloomberg page “USB3MTA Index” (or any successor page) in calculating the Index level when the Index is tracking the Cash Rate.

Because the Cash Rate is determined in reference to the weekly auction held by the U.S. Treasury, the Cash Rate will not reflect the most current prevailing prices for 3-month U.S. Treasury bills because changes in the trading price of 3-month U.S. Treasury bills in the inter-dealer market will not be taken into account.

VALUATION OF THE ETNS

The market price of the ETNs will be the bid or ask price for the ETNs as quoted on NYSE Arca under the ticker symbol “TBAR.”  The market price of the ETNs will be the price at which you may be able to buy or sell your ETNs in the secondary market.

Daily Redemption Value and Market Price

While the market price of the ETNs may bear some correlation to the daily redemption value of the ETNs, the market price is not the same as the daily redemption value.  The daily redemption value, which is the price we will pay you for your ETNs at maturity or upon early repurchase or redemption, will be determined by the calculation agent, based on the formula described in this pricing supplement.  The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “TBAR.NV” and on its website at www.rbs.com/etnus/tbar (or another website relating to the ETNs that we may specify).  Information contained on that website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

The market price of the ETNs will be affected by several factors, many of which are beyond our control.  We expect that generally the level of the Index on any day will affect the market price of the ETNs more than any other factor.  The level of the Index in turn will be affected by the performance of the Price of Gold Bullion or the Cash Rate as described under “The Index” above.  Other factors that may influence the market price of the ETNs include, but are not limited to, supply and demand for the ETNs, the volatility of the Index, prevailing interest rates, the volatility of commodities (specifically gold and the Price of Gold Bullion), markets, economic, financial, political, regulatory or judicial events that affect the Price of Gold Bullion and the volatility of securities markets, economic, financial, political, regulatory or judicial events that affect the Price of Gold Bullion, level of the Index and the value of the Cash Rate, the general interest rate environment, as well as the actual or perceived creditworthiness of RBS plc and RBSG.  See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market price of the ETNs prior to maturity.

Indicative Value

An intraday “indicative value” is meant to approximate the economic value of the ETNs from time to time.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds via NYSE Arca under the symbol “TBAR.IV.”  It is calculated using the same formula as the daily redemption value, except that instead of using the closing levels of the Index, the calculation is based on the intraday level of the Index at the particular time.  The actual trading price or market price of the ETNs (NYSE Arca: “TBAR”) may vary significantly from the indicative value (NYSE Arca: “TBAR.IV”) and the daily redemption value (NYSE Arca: “TBAR.NV”).  Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value, which does not include any premium, on the applicable valuation date).  Any premium may be reduced or eliminated at any time.  If you were to sell your ETNs in the secondary market, if any, you would receive the market price for the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.

Any payment on the ETNs at maturity or upon early repurchase or redemption will be based on the daily redemption value on the applicable valuation date, as determined by the calculation agent, and not on any intraday “indicative value” of the ETNs as published by the Index calculation agent.

The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs.  For purposes of determining the indicative value at any time:

•	the “index factor” at any time will be equal to the Index level at such time, divided by the Index closing level on the valuation date immediately preceding the day on which such time occurs;

•	the “fee factor” on any valuation date will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction;

•
the “annual investor fee” will be equal to (a) 1.00% per annum when the Index is tracking the Price of Gold Bullion and (b) 0.50% per annum when the Index is not tracking the Price of Gold Bullion, and instead, is tracking the Cash Rate; and

•
on any valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

The indicative value calculation will be provided for reference purposes only.  It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or repurchase of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads.

Index Levels

The Index is a proprietary index that The Royal Bank of Scotland plc, as Index Sponsor, developed and owns.  S&P Opco, LLC, as Index calculation agent pursuant to an agreement with the Index Sponsor, will calculate and disseminate the Index level approximately every 15 seconds (assuming the Index level has changed within such 15-second interval) from 9:30 a.m. to approximately 5:00 p.m. (New York City time) on each Index business day.  Even though the level of the Index depends on the fixing prices for gold published by the LBMA, which publishes such prices only twice a day—once based on the London Gold A.M. Fixing Price, and a second time based on the London Gold P.M. Fixing Price—the level of the Index will change only once a day, reflecting the London Gold P.M. Fixing Price.  Index Levels will be displayed on Bloomberg page “TPGLDUT <Index>” (or on any successor page), and will also be published via the NYSE Arca under symbol “TPGLDUT.”  We are not incorporating by reference herein the website or any material included in such NYSE Arca website or Bloomberg page or website.  For further information on the Index levels, see “The Index” above.

Repurchase or Redemption

As discussed in “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” below, subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, February 7, 2041, you may offer your ETNs to RBS plc for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least the applicable minimum repurchase amount to RBS plc for repurchase on any repurchase date in accordance with the procedures set forth under “Specific Terms of the ETNs—Repurchase at Your Option” in this pricing supplement.  The last date on which RBS plc will repurchase your ETNs will be February 13, 2041.  The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value, although there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through DTC or another depositary.  Owners of beneficial interests in the ETNs should read the section “—Forms of the ETNs” below and “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus dated March 31, 2015 (the “prospectus”).

The ETNs are securities issued pursuant to the indenture dated as of September 15, 2006 (the ”original indenture”), among The Royal Bank of Scotland N.V. (f/k/a ABN AMRO BANK N.V.), one of our affiliates, as issuer, RBS Holdings, N.V. (f/k/a ABN AMRO HOLDING N.V.), one of our affiliates, as guarantor (in their respective capacities, the “original issuer” and the “original guarantor”, respectively), Wilmington Trust Company, as trustee (the “trustee”), and Citibank, N.A., as securities administrator (the “securities administrator”), as supplemented by a first supplemental indenture, dated as of December 7, 2012 and effective as of December 10, 2012 (the “first supplemental indenture”), among the original issuer, the original guarantor, the trustee, the securities administrator, us and RBSG, pursuant to which we and RBSG have assumed the obligations of the original issuer and the original guarantor, respectively.  We refer to the original indenture, as supplemented by the first supplemental indenture, and as may be further supplemented or amended from time to time, collectively, as the “indenture.”  We have filed a copy of the indenture on Form 6-K, which is incorporated into the registration statement of which this prospectus is a part.  You should read all the relevant provisions of the accompanying prospectus, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to RBS N.V. on the front cover of this pricing supplement relates only to the initial sale of the ETNs.  If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Interest

We will not make any interest payments during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $25.00 stated face amount.  Any ETNs issued in the future may be issued at a price higher or lower than the stated face amount, based on the indicative value of the ETNs at that time.  However, regardless of the issue price of any ETNs, the stated face amount or par value of all ETNs will be $25.00.

Ranking

The ETNs will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

The Royal Bank of Scotland Group plc, which we refer to as RBSG, will fully and unconditionally guarantee payment in full to the holders of the ETNs.  The guarantee is set forth in, and forms a part of, the indenture under which the ETNs will be issued.  If, for any reason, we do not make any required payment in respect of the ETNs when due, RBSG, as the guarantor thereof, will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee.  The holder of the guaranteed ETN may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other present and future unsecured and unsubordinated obligations.  RBSG may, without the consent of the holders of the ETNs, assume all of our rights and obligations under the ETNs and upon such assumption, we will be released from our liabilities with respect to the indenture and the ETNs.  Any payment in respect of the ETNs, including any repayment of your investment, will be subject to the credit risk of us and RBSG.

Payment at Maturity

The ETNs will mature on the maturity date stated on the cover of this pricing supplement, subject to postponement as described below.  If you hold your ETNs to maturity, you will receive a cash payment on the stated maturity date that is equal to the daily redemption value of the ETNs on February 12, 2041 (the “final valuation date”), unless the final valuation date and/or maturity date is postponed as described below.  The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any payment you will be entitled to receive on the ETNs is subject to the ability of The Royal Bank of Scotland plc, which we refer to as RBS plc, as the issuer of the ETNs, and RBSG as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Repurchase at Your Option

Subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, February 7, 2041, you may offer your ETNs to us for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least 20,000 ETNs to us for any single repurchase on any repurchase date in accordance with the procedures described below; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 20,000 ETNs to us for repurchase and fulfill the repurchase procedures described below, we will be obligated to repurchase your ETNs on the applicable repurchase date.

If you wish to offer your ETNs to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at ETNUSCorpActions@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the ETNs, and the other portion must be completed by your broker.  You must offer at least 20,000 ETNs for repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date as described under “—Payment upon Repurchase or Redemption” below).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

The applicable valuation date for any repurchase will be the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs, and the applicable repurchase date will be the third business day immediately following such valuation date.

Unless the scheduled repurchase date is postponed as described under “—Payment upon Repurchase or Redemption” below, the final day on which we will repurchase your ETNs will be February 13, 2041.  As such, you must offer your ETNs for repurchase no later than February 7, 2041 in order to have your ETNs repurchased on February 13, 2041, and the applicable valuation date for any such repurchase would be February 8, 2041.

A “trading day” is a day on which (a) trading is generally conducted on NYSE Arca and the relevant exchange, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

A “business day” is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Redemption at Our Option

We may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial issuance of the ETNs on the initial settlement date, to, and including, February 13, 2041.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is February 6, 2041.

The valuation date for any redemption, will be the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC in accordance with the procedures set forth above.  The applicable redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.

Payment upon Repurchase or Redemption

If your ETNs are repurchased or if we elect to redeem your ETNs in accordance with the procedures described under “—Repurchase at Your Option” and “—Redemption at Our Option” above, as the case may be, you will receive a cash payment on the relevant repurchase date or redemption date, as the case may be, in an amount per ETN equal to the daily redemption value of the ETNs on the applicable valuation date.

The applicable valuation date will be:

•
in the case of ETNs you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; or

•	in the case of ETNs we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.

The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.

If the valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “—Postponement of a Valuation Date,” in which case the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following the applicable valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  In the event that payment upon repurchase or redemption by us is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any ETNs repurchased by us at your option or redeemed by us at our option will be cancelled.

Any payment you will be entitled to receive on the ETNs is subject to the ability of RBS plc as the issuer of the ETNs, and RBSG as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the face amount of your investment at maturity or upon early repurchase or redemption.

Daily Redemption Value

The daily redemption value as of February 17, 2011, the inception date, was equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN will be equal to:
•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “Index closing level” on any valuation date will be the official closing level of the Index with respect to such valuation date reported on Bloomberg page “TPGLDUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such valuation date as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “—Discontinuation or Modification of the Index” below.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to (a) 1.00% per annum when the Index is tracking the Price of Gold Bullion and (b) 0.50% per annum when the Index is not tracking the Price of Gold Bullion, and instead, is tracking the Cash Rate.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

“Valuation date” means each business day from, and including, the inception date to, and including, the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as described under “—Postponement of a Valuation Date” below.

Market Disruption Events

For purposes of the ETNs, a “market disruption event” means:

(a)	any suspension or absence of, or material limitation imposed on, trading by the relevant exchange; or

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for (i) when the Index is tracking the Price of Gold Bullion, gold or futures or options contracts on gold, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts on 3-month U.S. Treasury bills, in each case, on the relevant exchange therefor, or on any other exchange; or

(c)
the closure on any trading day of the relevant exchange for (i) when the Index is tracking the Price of Gold Bullion, gold or futures or options contracts on gold, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts on 3-month U.S. Treasury bills, prior to its scheduled closing time, unless such earlier closing time is announced by such relevant exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such relevant exchange on such trading day and (B) the submission deadline for orders to be entered into such relevant exchange for execution on such trading day.

The “relevant exchange” means (a) when the Index is tracking the Price of Gold Bullion, the exchange or trading market or association that serves as the primary source of prices for gold or the primary exchange where options or futures contracts on gold are traded, as determined by the calculation agent, and (b) when the Index is tracking the Cash Rate, the exchange or trading market that serves as the primary source of prices for 3-month U.S. Treasury bills or the primary exchange where options or futures contracts on 3-month U.S. Treasury bills are traded, as determined by the calculation agent.

For purposes of determining whether a market disruption event has occurred:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange;

•	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a market disruption event;

•
a suspension of trading in futures or options contracts on gold or the 3-month U.S. Treasury bills by the primary exchange where such contracts are traded by reason of (i) a price change exceeding limits set by such exchange, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in futures or options contracts on gold or 3-month U.S. Treasury bills; and

•
a suspension or absence or material limitation of trading on any relevant exchange or on the primary exchange on which futures or options contracts on gold or 3-month U.S. Treasury bills are traded will not include any time when such exchange is itself closed for trading under ordinary circumstances.

Postponement of a Valuation Date

If any valuation date (including the final valuation date) is not a trading day, or if a market disruption event exists on any valuation date, that valuation date will be postponed to the next succeeding trading day on which a market disruption event does not exist.  However, in no event will a valuation date be postponed more than five business days.  If a valuation date has been postponed for five business days and such fifth business day is not a trading day or a market disruption event exists on such fifth business day, the calculation agent will determine the Index closing level for such valuation date on such fifth business day in accordance with the formula for calculating the Index closing level last in effect prior to the commencement of the market disruption event or non-trading day, using the Price of Gold Bullion and/or the Cash Rate (or, if trading in gold has been materially suspended or materially limited, its good faith estimate of the Price of Gold Bullion that would have prevailed but for such suspension or limitation), on such fifth business day.  If a valuation date is postponed, any corresponding repurchase date or redemption date or, in the case of the final valuation date, the maturity date, will also be postponed to the third business day immediately following the applicable valuation date or final valuation date, as the case may be, as postponed.  Any such postponement or determination by the calculation agent may adversely affect your return on the ETNs.  In addition, no interest or other payment will be payable as a result of such postponement.

All determinations and adjustments to be made by the calculation agent with respect to the daily redemption value and the amount payable upon repurchase or redemption or at maturity will be made by the calculation agent in its sole discretion.  See “Risk Factors” for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Default Amount on Acceleration

For the purpose of determining whether the holders of our RBS NotesSM, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated face amount of each ETN outstanding as the principal amount of that ETN.  Although the terms of the ETNs may differ from those of the other RBS NotesSM, holders of specified percentages in principal amount of all RBS NotesSM issued under the indenture will be able to take action affecting all the RBS NotesSM issued under the indenture, including the ETNs.  This action may involve changing some of the terms that apply to the RBS NotesSM issued under the indenture, accelerating the maturity of the RBS NotesSM issued under the indenture, after a default or waiving some of our obligations under the indenture.

In case an event of default (as described under “—Key Terms of the Indenture —Events of Default” below) with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable for each ETN upon any acceleration of the ETNs will be determined by RBSSI, as calculation agent, and will equal the daily redemption value calculated as if the date of acceleration were the applicable valuation date.

If the maturity of the ETNs is accelerated because of an event of default as described below under “—Key Terms of the Indenture—Acceleration of Debt Securities Upon an Event of Default” below, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the ETNs, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and such securities, if issued pursuant to the indenture, may rank on an equal basis with the ETNs in all respects.  If there is substantial demand for the ETNs, we may issue additional ETNs frequently.  We are offering up to a maximum aggregate face amount of ETNs linked to the Index of $55,875,000 (equivalent to 2,235,000 ETNs).  However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.  If we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of the

ETNs in the secondary market.  Furthermore, you should be aware that, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”  Such additional ETNs will be consolidated and form a single series with the ETNs and all other RBS NotesSM issued pursuant to the indenture.  We have no obligation to take your interests into account when deciding to issue additional securities.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index closing level, daily redemption value of the ETNs and all calculations related to the Index will be determined by reference to the value of such Successor Index.  References to the “Index” in this pricing supplement are deemed to include references to any relevant Successor Index where applicable.

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be furnished to us, the trustee, the securities administrator and DTC as the holder of the ETNs within three trading days of such selection.

If the Index Sponsor discontinues publication of the Index and the calculation agent determines that no Successor Index is available with respect to the Index at such time, then the calculation agent will determine the Index closing levels in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the Price of Gold Bullion (or, if the Price of Gold Bullion is not available, its good faith estimate of the Price of Gold Bullion in accordance with the formula for and/or method of determining the Price of Gold Bullion last in effect prior to such discontinuance) and the Cash Rate.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the ETNs.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the next valuation date, make such calculations and adjustments to the terms of the ETNs as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to the Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on each valuation date thereafter, make each relevant calculation with reference to the Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in the index), then the calculation agent will adjust such index in order to arrive at a level of the Index or Successor Index as if it had not been modified (e.g., as if such split or reverse split had not occurred).

If a Successor Index is selected or if the calculation agent determines the value of an Index as described above, the value of the Index as determined by the calculation agent will be used as a substitute for the Index for all purposes, including for the purpose of determining whether a Market Disruption Event has occurred or is continuing.

Manner of Transfer, Exchange and Payment

If we ever issue ETNs in certificated form, those ETNs may be presented for payment, transfer and exchange at the office of any transfer agent designated and maintained by us.  We have initially designated Citibank, N.A, the securities administrator under the indenture, at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: Corporate Trust Services, as our current agent for the payment, transfer and exchange of the ETNs.  We refer to Citibank, N.A., acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any ETN if the holder has exercised the holder’s right, if any, to require us to repurchase the ETN, in whole or in part, except the portion of the ETN not required to be repurchased;

•	register the transfer or exchange of ETNs to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any ETN selected for redemption in whole or in part, except the unredeemed portion of that ETN being redeemed in part.

No service charge will be made for any registration or transfer or exchange of ETNs, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of ETNs.

Book-Entry Securities.  The paying agent will make payments on the ETNs to the account of the depositary (which is initially DTC), as holder of the global securities representing the ETNs, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the global securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities.  Any payment on the ETNs will be made in immediately available funds to accounts designated by you and approved by us, or at the office of the paying agent specified above, but only when the ETNs are surrendered to the paying agent at that office.

Role of Calculation Agent

RBS Securities Inc., or RBSSI, an affiliate of ours, will serve as the calculation agent.  The calculation agent will, in its reasonable discretion, make all determinations regarding the value of the ETNs, including at maturity or upon early repurchase or redemption by us, Market Disruption Events (see “—Postponement of a Valuation Date”), business days, trading days, the daily redemption value, the maturity date, valuation dates, repurchase dates, the amount payable in respect of your ETNs at maturity or upon early repurchase or redemption by us and any other calculations or determinations to be made by the calculation agent as specified herein.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts

We or RBSG will pay any amounts to be paid by us or RBSG, as guarantor, on any ETNs without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a U.K. taxing jurisdiction requires us or RBSG, as guarantor, to make such deduction or withholding, we or RBSG, as guarantor, will pay additional amounts with respect to payments on the ETNs (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those ETNs, after the deduction or withholding, shall equal the amounts of any payments which would have been payable on those ETNs if the deduction or withholding had not been required.

However, this will not apply to any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the ETNs is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of an ETN or the collection of any payments on any ETN;

•	except in the case of a winding up in the United Kingdom, the relevant ETN is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant ETN is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the ETN (where presentation is required) for payment at the close of that 30-day period;

•
the holder or the beneficial owner of the relevant ETN or the beneficial owner of any payments on the ETN failed to comply with a request by us, RBSG, our liquidator or RBSG's liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge, fee, deduction or withholding;

•
the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive amending, supplementing or replacing such Directive or implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any subsequent meeting of the ECOFIN Council of the European Union on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives;

•
the relevant ETN is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant ETN (where presentation is required) to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to any payments on the ETNs to any person if the payment would be required by the laws of any U.K. tax jurisdiction to be included in the income of another person and such other person would not have been entitled to such Additional Amounts had it received such payment directly.

Whenever we refer in this pricing supplement, in any context, to any payments on any security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

We are neither under any obligation to, nor do we intend to, make any additional payments in respect of U.S. tax or withholding requirements.

Forms of the ETNs

We will offer the ETNs on a continuing basis and will issue ETNs only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities (which we also refer to as definitive securities).  References to “holders” mean those who own ETNs registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in ETNs registered in street name or in ETNs issued in book-entry form through one or more depositaries.

Registered Global Securities

The ETNs will initially be issued as registered global securities, and we will issue one or more global certificates representing the entire issue of ETNs.  Except as set forth in the accompanying prospectus under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System—Issuance of Definitive Securities” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global note certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.  These certificates name DTC or its nominee as the owner of the ETNs.  DTC maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the DTC’s procedures for global securities representing book-entry securities is set forth under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System—The Clearing Systems—DTC” in the prospectus.

Certificated Securities

If we issue ETNs in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the ETN.  The person named in the note register will be considered the owner of the ETN for all purposes under the indenture.  For example, if we need to ask the holders of the ETNs to vote on a proposed amendment to the ETNs, the person named in the note register will be asked to cast any vote regarding that ETN.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your ETN in our records and will be entitled to cast the vote regarding your ETN.  You may not exchange certificated securities for registered global securities or interests in registered global securities.  See “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System—Issuance of Definitive Securities” in the accompanying prospectus.

Trustee and Securities Administrator

Wilmington Trust Company is the trustee for the ETNs under the indenture.  Wilmington Trust Company’s address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.  Citibank, N.A. will act as securities administrator for the ETNs.  We and our affiliates may from time to time maintain banking relationships or conduct transactions in the ordinary course of business with the trustee, the securities administrator, and their affiliates.  Wilmington Trust Company and Citibank, N.A. also serve in similar capacities for a number of series of our outstanding indebtedness.

Key Terms of the Indenture

Events of Default

The indenture provides holders of debt securities with remedies if the issuer or the guarantor, as the case may be, fail to perform specific obligations, such as making payments on their debt securities, or if the issuer or the guarantor,as the case may be, become bankrupt. Holders should review these provisions and understand which of the issuer or the guarantor’s actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default for more than 30 days in the payment of interest, premium or principal in respect of the debt securities of that series;

•
the issuer or the guarantor, as the case may be, fail to perform or observe any other obligations applicable to the issuer or the guarantor, respectively, under the debt securities of that series, and such failure has continued for a period of 60 days next following the service on the issuer and the guarantor of notice requiring the same to be remedied except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act of 1939, as amended, shall not constitute an event of default and does not give a right under the indenture to accelerate or declare any debt security issued under the indenture due and payable. Although the trustee may bring suit to enforce such filing obligation, the indenture would not provide for a remedy of acceleration in that circumstance.

•
the issuer or the guarantor, as the case may be, are declared bankrupt, or a declaration in respect of the issuer is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of The Netherlands;

•
an order is made or an effective resolution is passed for the issuer’s or the guarantor’s winding up or liquidation, as the case may be, unless this is done in compliance with the “Covenant Restricting Mergers and Other Significant Corporate Actions” described below; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

The indenture provides that, unless otherwise set forth in a supplemental indenture:

•
if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer or the guarantor, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under the indenture, other than a covenant for which the indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any debt security issued under the indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture, voting as one class, by notice in writing to the issuer, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under the indenture) to be due and payable immediately (provided that, in the case of original issue discount debt securities, only a specified portion of the principal amount may be accelerated); and

•
if an event of default occurs due to specified events of bankruptcy of the issuer or the guarantor or due to an order or effective resolution for the issuer’s or the guarantor’s liquidation or winding up, as the case may be, or due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture, other than a covenant or agreement for which the indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any debt security issued under the indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us, may declare the principal of all debt securities issued under the indenture and interest accrued on those debt securities to be due and payable immediately (provided that, in the case of original issue discount debt securities, only a specified portion of the principal amount may be accelerated).

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non- payment of the principal of the debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of affected outstanding debt securities issued under the indenture, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

The indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain circumstances set forth in the indenture.

Limitation on Actions by You as an Individual Holder

The indenture provides that no individual holder of debt securities may institute any action against the issuer or the guarantor under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;
•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture, treated as one class, must have:

•	requested the trustee to institute that action, and

•	offered the trustee reasonable indemnity as it may require;
•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•
the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under the indenture, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The indenture contains a covenant that the issuer will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

The issuer and the guarantor each have the ability to eliminate most or all of the issuer’s obligations on any series of debt securities prior to maturity if the issuer or the guarantor, as applicable, comply with the following provisions:

Discharge of Indenture. The issuer or the guarantor may discharge all of the issuer’s obligations, other than as to transfer and exchanges, under the indenture after the issuer have or it has, as applicable:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities issued under the indenture in accordance with their terms;

•	delivered to the securities administrator for cancellation all of the outstanding debt securities issued under the indenture; or

•
irrevocably deposited with the securities administrator cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. The issuer or the guarantor may also discharge all of the issuer’s obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which the issuer refer to as defeasance in this prospectus.  The issuer and the guarantor may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•
the issuer or the guarantor irrevocably deposit with the securities administrator cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	the issuer or the guarantor deliver to the trustee and the securities administrator an opinion of counsel to the effect that:

•
the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Special Requirements for Optional Repayment of Global Debt Securities. If a debt security is represented by a global debt security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

Open Market Purchases. The issuer may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by the issuer may, at the issuer’s discretion, be held or resold or surrendered to the securities administrator for cancellation.

Modification of the Indenture

Modification without Consent of Holders. The issuer, the guarantor, the securities administrator and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

•	secure any debt securities issued under the indenture;

•	evidence the assumption by a successor corporation of issuer’s or the guarantor’s, as the case may be, obligations under the indenture and the debt securities;

•	add covenants for the protection of the holders of debt securities issued under the indenture;

•
cure any ambiguity or correct or supplement any provision in the indenture that may be defective or inconsistent with other provisions, or make any other provisions as the issuer or the guarantor may deem necessary or desirable, provided that no such action shall materially and adversely affect the interests of the holders of debt securities;

•	establish the forms or terms of debt securities of any series to be issued under that indenture; or

•	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders. The issuer, the guarantor, the securities administrator and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities issued under the indenture, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we, the guarantor, the securities administrator and the trustee may not make any of the following changes to any outstanding debt security issued under the indenture without the consent of each holder of debt securities issued under the indenture that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•
alter the terms on which holders of the debt securities issued under the indenture may convert or exchange those debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of those debt securities;

•	impair the right of any holder of debt securities issued under the indenture to institute suit for the enforcement of any payment on any such debt security or the guarantee when due; or

•	reduce the percentage of debt securities issued under the indenture the consent of whose holders is required for modification of the indenture.

Covenant Restricting Mergers and Other Significant Corporate Actions

The indenture provides that neither we nor RBS Holdings will merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any other person, unless:

•	we or RBS Holdings, as applicable, will be the continuing legal entity; or

•
the successor legal entity or person that acquires all or substantially all of our or RBS Holdings’ assets, as applicable (i) will expressly assume all of our or RBS Holdings’ obligations, as applicable, under the applicable indenture and the debt securities issued under the indenture, and (ii) will be incorporated and existing under the laws of the Netherlands, or a member state of the European Union or the Organization for Economic Co-Operation and Development, or, provided no adverse U.S. tax consequences to U.S. holders result therefrom, any other jurisdiction; and

•
immediately after the merger, consolidation, sale, lease or conveyance, that person or that successor legal entity will not be in default in the performance of the applicable covenants and conditions of the indenture.

Replacement of Debt Securities

At the expense of the holder, the issuer will replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the securities administrator or agent or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, the guarantor, the securities administrator and the trustee and any agent. At the expense of the holder, an indemnity that is satisfactory to the issuer and its agents, the guarantor, the securities administrator and the trustee and any agent may be required before a replacement note will be issued.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.  See “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus for more information.

VALIDITY OF THE ETNS

In the opinion of Davis Polk & Wardwell LLP, when the ETNs offered by this pricing supplement have been executed and issued by the Issuer and the Guarantor and authenticated by the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such ETNs will constitute valid and binding obligations of the Issuer, and the related guarantee will constitute a valid and binding obligation of the Guarantor, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), and possible judicial actions giving effect to governmental actions or foreign laws affecting creditor rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as this opinion involves matters governed by the laws of Scotland, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of CMS Cameron McKenna LLP filed as an exhibit to the Registration Statement on Form F-3 filed by the Guarantor on March 31, 2015.  The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of CMS Cameron McKenna LLP.  In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the ETNs, the trustee’s authorization, execution and delivery of the Indenture and its authentication of the ETNs, and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP filed as an exhibit to the Registration Statement on Form F-3 filed by the Guarantor on March 31, 2015.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the ETNs will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the ETNs.  The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Risk Factors—Risks Relating to the ETNs—Hedging and trading activities by us or our affiliates could affect prices of ETNs” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement, and “Use of Proceeds” in the accompanying prospectus.

From time to time after issuance and prior to the maturity of any ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to gold or U.S. Treasury bills.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  To the extent that we or one or more of our affiliates have a hedge position in any Underlying Index or any securities comprising any Underlying Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the final valuation date.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The hedging activity discussed above may adversely affect the level of the Index.  As a result, such activity may affect the market price of the ETNs and the amount payable at maturity or upon early repurchase or redemption by RBS plc.  See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

UNITED KINGDOM TAXATION CONSIDERATIONS

The following is a general summary of certain U.K. tax consequences as of the date of this pricing supplement in relation to the ETNs. It is based on current United Kingdom tax law and HM Revenue & Customs practice (which may not be binding on HM Revenue & Customs) and is not exhaustive. Any holders who are in doubt as to their tax position should consult their professional advisers.

Payments on the ETNs

Where ETNs are to be, or may fall to be, redeemed at a premium, then any such element of premium may constitute a payment of interest for the purposes of United Kingdom withholding tax. If any such element of premium does not constitute a payment of interest for the purposes of United Kingdom withholding tax it generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax.

Payments on the ETNs of amounts treated as interest for the purposes of United Kingdom withholding tax generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax provided that RBS plc continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the ETNs is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007.

Payments on the ETNs of amounts treated as interest for the purposes of United Kingdom withholding tax generally will also be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax if the payments are regarded as made under derivative contracts the profits and losses arising from which are calculated in accordance with Part 7 of Corporation Tax Act 2009.

Additionally, if the ETNs are and continue to be “quoted Eurobonds”, payments of interest by RBS plc on the ETNs would be made without withholding or deduction for or on account of United Kingdom tax. The ETNs issued should constitute “quoted Eurobonds” if they are and continue to be listed on a recognised stock exchange, within the meaning of Section 1005 of the ITA 2007. The NYSE Arca is a recognised stock exchange for these purposes. Securities will be treated as listed on the NYSE Arca if they are both admitted to trading on the main market of the NYSE Arca and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In all other cases, payments treated as interest for the purposes of United Kingdom withholding tax will generally be paid by RBS plc subject to deduction of income tax at the basic rate (currently 20%), subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If RBSG, as Guarantor, makes any payments in respect of amounts treated as interest on the ETNs (or other amounts due under the ETNs other than the repayment of amounts subscribed for the ETNs), such payments may be subject to United Kingdom withholding tax at the basic rate, subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

HM Revenue & Customs has powers to obtain information relating to securities in certain circumstances. This may include details of the beneficial owners of the ETNs (or the persons for whom the ETNs are held), details of the persons to whom payments derived from the ETNs are or may be paid and information and documents in connection with transactions relating to the ETNs. Information may be required to be provided by, amongst others, the holders of the ETNs, persons by (or via) whom payments derived from the ETNs are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the ETNs on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HM Revenue & Customs may be exchanged with tax authorities in other countries.

EU Directive on the Taxation of Savings Income

The Savings Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income (including certain premiums) paid by a person to (of for the benefit of) an individual or to certain other persons in another Member State, except that Austria will instead impose a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period it elects otherwise. On March 24, 2014, the Council of the European Union adopted a directive amending the Savings Directive which will, when implemented, amend and broaden the scope of the requirements described above.  In particular, additional steps may be required in certain circumstances to be taken to identify the beneficial owner of interest payments.  Member States are required to implement national legislation giving effect to these changes by January 1, 2016 (which national legislation must apply from January 1, 2017).  The European Commission has proposed that the Savings Directive should be repealed in due course in order to avoid overlap with Council Directive 2011/16/EU on administrative cooperation in the field of taxation (as amended by Council Directive 2014/107/EU), pursuant to which Members States will be required to apply new measures on mandatory automatic exchange of information, generally with effect from January 1, 2016.  Investors who are in any doubt as to their position should consult their professional advisers.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our U.S. tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the ETNs. It applies to you only if you hold the ETNs as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer or trader subject to a mark-to-market method of tax accounting with respect to the ETNs, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding an ETN as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the ETNs), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the ETNs

In the opinion of our U.S. tax counsel, which is based on market conditions, it is more likely than not that the ETNs will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your ETNs could be materially and adversely affected. Unless otherwise stated, the following discussion is based on the treatment of the ETNs as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of an ETN and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

Subject to the following paragraph, you should not recognize taxable income or loss with respect to an ETN prior to its taxable disposition (including a repurchase or redemption by us). Upon a taxable disposition of an ETN, you should recognize gain or loss equal to the difference between the amount you realize and your tax basis in the ETN. Your tax basis in the ETN should equal the amount you paid to acquire it. Your gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the ETN for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if an ETN is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the ETN and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any switch of the Price of Gold Bullion Trend, or any change in the methodology of, or substitution of a successor to, the Index or an index component, could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the ETN.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in an ETN, possibly with retroactive effect.

Consequences if an ETN Is Treated as a Debt Instrument

If an ETN is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the ETN you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the ETN, even though we will not be required to make any payment with respect to the ETN prior to its maturity or earlier repurchase or redemption by us. In addition, any income you recognize upon the taxable disposition of the ETN will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of an ETN and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of an ETN who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the ETN or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

If an ETN is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you recognize with respect to the ETN generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States.  However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to U.S. federal withholding tax, in each year that you own an ETN, possibly on a retroactive basis. We will not pay additional amounts on account of any such withholding tax.

Subject to the discussion below under “—‘FATCA’ Legislation,” if an ETN is treated as a debt instrument, any income or gain you recognize with respect to the ETN will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8 appropriate to your circumstances and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from an ETN is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the ETN, including the possible imposition of a 30% branch profits tax if you are a corporation.

“FATCA” Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. Pursuant to Treasury regulations and other published guidance, this legislation generally will apply to (1) any ETN issued after June 30, 2014 that produces U.S.-source interest income for U.S. federal income tax purposes, and (2) any ETN issued more than six months after the date on which instruments such as the ETNs are first treated as giving rise to dividend equivalents. As noted above, you should assume that an ETN will be treated for this purpose as issued on the date you acquire it. Withholding (if applicable) would apply to payments of interest (if the relevant ETN were treated as a debt instrument), dividend equivalents and, after December 31, 2016, gross proceeds from the taxable disposition of the relevant ETN.

If withholding applies to the ETNs, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the ETNs.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of an ETN may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBSG have appointed RBS Securities Inc. (“RBSSI”) as agent for any offering of the ETNs (which term includes the related guarantees).

RBS N.V. issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) on the initial settlement date to be sold through RBSSI, an affiliate of ours.  These ETNs and additional ETNs may be offered and sold from time to time, at a price that is higher or lower than the $25.00 stated face amount, based on the indicative value of the ETNs at that time, by or through RBSSI, acting as principal or our agent, to investors and to dealers acting as principals for resale to investors.  RBS N.V. received proceeds equal to 100% of the offering price of the ETNs issued and sold from the inception date to but not including the date of this pricing supplement.  RBS plc will receive proceeds equal to 100% of the offering price of the ETNs issued and sold from and after the date of this pricing supplement.  RBSSI may also receive a payment from the issuer of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the ETNs.

We have entered into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the ETNs.  The actual amount received by Pacer in a given year will depend on, among other things, the daily redemption value of ETNs then outstanding and the number and value of any other then-outstanding securities issued by the issuer or its affiliates and marketed by Pacer.  The amount paid to Pacer is subject to limitations on the amount of compensation which may be paid to members of the Financial Industry Regulatory Authority (“FINRA”), such as Pacer.

We may deliver ETNs against payment therefor on a date that is greater than three business days following the date of sale of any ETNs.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Amounts paid to FINRA members, including RBSSI and Pacer, constituting underwriting compensation with respect to ETNs will not exceed 8% of the offering proceeds.

RBSSI’s address is RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Conflicts of Interest

RBSSI is an affiliate of ours and RBSG.  RBSSI will conduct each offering of ETNs in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these ETNs, RBSSI may offer and sell those ETNs in the course of its business as broker-dealer.  RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  RBSSI may use this pricing supplement and the accompanying prospectus in connection with any of these transactions.  RBSSI is not obligated to make a market in any of these ETNs and may discontinue any market-making activities at any time without notice.

RBSSI or an affiliate of RBSSI may enter into one or more hedging transactions with us in connection with this offering of ETNs.  See “Use of Proceeds; Hedging” above.

Market-Making Transactions

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice.  This prospectus (as such term includes this pricing supplement and the accompanying prospectus) may be used by such broker-dealers and our affiliates in connection with market-making transactions.  In these transactions, broker-dealers may resell an ETN covered by this prospectus that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”).  Among other activities, broker-dealers and other persons may make short sales of the ETNs and may cover such short positions by borrowing ETNs from us or our affiliates or by purchasing ETNs from us or our affiliates subject to our obligation to repurchase such ETNs at a later date.  As a result of these activities, these market participants may be deemed statutory underwriters.  If these activities are commenced, they may be discontinued at any time.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act.  This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless statutory or administrative exemptive relief is available.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under Section 406 of ERISA and Section 4975 of the Code.  We, and our current and future affiliates, including RBS Securities Inc., may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of an ETN, and each fiduciary who causes any entity to purchase or hold an ETN, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The ETNs are contractual financial instruments.  The financial exposure provided by the ETNs is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the ETNs.  The ETNs have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the ETNs.

Each purchaser or holder of any ETNs acknowledges and agrees that:

(i)
the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser with respect to (A) the design and terms of the ETNs, (B) the purchaser's investment in the ETNs, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the ETNs;

(ii)
we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the ETNs and (B) all hedging transactions in connection with our obligations under the ETNs;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of any investor;

(iv)	our interests may be adverse to the interests of any purchaser or holder; and

(v)
neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.  We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

ANNEX A —
FORM OF OFFER FOR REPURCHASE

To:	ETNUSCorpActions@rbs.com

Subject:	RBS Gold TrendpilotTM Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009L407 / US78009L4077

  [BODY OF E-MAIL]

The undersigned hereby irrevocably elects to exercise the right to have The Royal Bank of Scotland plc repurchase the following ETNs as described in the pricing supplement relating to the ETNs dated April 1, 2015.

Name of holder:	[	]
Number of ETNs to be repurchased:	[	]*
Applicable valuation date:	[	]**
Contact name:	[	]
Telephone No.:	[	]

Acknowledgement:
I acknowledge that the ETNs specified above will not be repurchased unless all of the requirements specified in the pricing supplement related to the ETNs are satisfied.

Questions regarding the repurchase requirements of your ETNs should be directed to ETNUSCorpActions@rbs.com.

*    Unless the minimum repurchase amount has been reduced by RBS plc, the minimum repurchase amount is 20,000 ETNs.

**   Subject to adjustment as described in the pricing supplement.

ANNEX B —
FORM OF CONFIRMATION OF REPURCHASE

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)
Fax: 1-203-873-3292

Re:	RBS Gold TrendpilotTM Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009L407 / US78009L4077

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to RBS plc the right to repurchase the ETNs, as described in the pricing supplement dated April 1, 2015 relating to the ETNs (the “Pricing Supplement”), in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

[insert number of ETNs offered for repurchase by RBS plc]

Applicable valuation date:*	,	20
Applicable repurchase date:*	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Confirmation of Repurchase]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

*   Subject to adjustment as described in the pricing supplement.

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this Confirmation of Repurchase, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to RBS plc, (ii) the DTC Participant has booked a “delivery vs.  payment” (“DVP”) trade on the applicable valuation date facing RBS plc, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to RBS plc as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.  I also acknowledge that if this Confirmation of Repurchase is received after 5:00 p.m., New York City time, on a business day, I will be deemed to have made this Confirmation of Repurchase on the following business day.

The undersigned acknowledges that RBS plc will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO RBS PLC BY 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

PART B: TO BE COMPLETED BY BROKER

BROKER’S CONFIRMATION OF REPURCHASE

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)

Re:	RBS Gold TrendpilotTM Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009L407 / US78009L4077

Ladies and Gentlemen:

The undersigned holder of ETNs hereby irrevocably offers to RBS plc for repurchase, on the repurchase date of

                                             ,* with respect to the number of the ETNs indicated below as described in the pricing supplement dated April 1, 2015 relating to the ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the applicable valuation date of                                            ,* with respect to the stated face amount of ETNs specified below at a price per ETN equal to the daily redemption value, facing The Royal Bank of Scotland plc, DTC #425 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

DTC # (and any relevant sub-account):

*   Subject to adjustment as described in the Pricing Supplement.

We have not authorized anyone to provide information other than contained in this pricing supplement and the accompanying prospectus with respect to the ETNs. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell the ETNs and seeking offers to buy the ETNs only in jurisdictions where offers and sales are permitted. Neither the delivery of this pricing supplement nor the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of The Royal Bank of Scotland plc or The Royal Bank of Scotland Group plc since the date of the pricing supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

THE ROYAL BANK OF SCOTLAND plc RBS NotesSM